UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to
Section 14(a) of the Securities
Exchange Act of 1934
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Preliminary Proxy Statement

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Under §240.14a-12

VYNE THERAPEUTICS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

VYNE THERAPEUTICS INC.
685 Route 202/206 N., Suite 301
Bridgewater, New Jersey 08807
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 12, 2024
To the Stockholders of VYNE Therapeutics Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of VYNE Therapeutics Inc., a Delaware corporation (the “Company”), will be held on December 12, 2024, at 10:00 a.m. local time, at our corporate offices located at 685 Route 202/206 N., Suite 301, Bridgewater, New Jersey 08807, for the following purposes:
1.
To elect the two nominees named herein as Class III directors to hold office until the 2027 annual meeting of stockholders or until their successors are elected;

2.
To ratify the selection by the Audit Committee of the Company’s Board of Directors of Baker Tilly US, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024;

3.
To approve, on an advisory basis, the compensation of the Company’s named executive officers (“NEOs”), as disclosed in this Proxy Statement (this “Proxy Statement”);

4.
To indicate, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s NEOs;

5.
To approve an amendment to the VYNE Therapeutics Inc. 2023 Equity Incentive Plan; and

6.
To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned common stock of the Company at the close of business on November 6, 2024 (the “Record Date”) can vote at this meeting or any adjournments that take place.
By order of the Board of Directors,
David Domzalski
President and Chief Executive Officer
Bridgewater, New Jersey
November 12, 2024

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on December 12, 2024 at 685 Route 202/206 N., Suite 301, Bridgewater, New Jersey 08807.
The proxy statement and annual report to stockholders
are available at https://vynetherapeutics.com/investors-media/filings-financials/.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2023, AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN THE “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” SECTION IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

i

VYNE THERAPEUTICS INC.
685 Route 202/206 N., Suite 301
Bridgewater, New Jersey 08807
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 12, 2024
We have sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors (the “Board”) of VYNE Therapeutics Inc. (referred to herein as the “Company”, “VYNE”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on December 12, 2024, at 10:00 a.m. local time, at our corporate offices located at 685 Route 202/ 206 N., Suite 301, Bridgewater, New Jersey 08807.
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This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.

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The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We have also retained D.F. King & Co., LLC (“D.F. King”) to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.
The only outstanding voting securities of VYNE are shares of common stock, $0.0001 par value per share (the “common stock”), of which there were 14,751,433 shares outstanding as of the Record Date (excluding any treasury shares). The holders of one-third of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, are required to hold the Annual Meeting.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING
Why am I receiving these materials?
We have delivered this Proxy Statement and Proxy Card to you because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy over the telephone or on the internet.
We intend to mail this Proxy Statement, the Notice of Annual Meeting and accompanying Proxy Card on or about November 12, 2024 to all stockholders of record entitled to vote at the Annual Meeting.
Who can vote at the Annual Meeting?
Only stockholders at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 14,751,433 shares of common stock issued and outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote early. Whether or not you plan to attend the Annual Meeting, we encourage you to fill out and return the enclosed Proxy Card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid Proxy Card from your broker or other agent.
Will a list of stockholders entitled to vote at the Annual Meeting be available?
Our list of stockholders as of the Record Date will be available for inspection for the 10 days prior to the Annual Meeting. If you want to inspect the stockholder list, call our office at (800) 775-7936 to speak with our Investor Relations department to schedule an appointment. In addition, the list of stockholders will also be available during the Annual Meeting for those stockholders who choose to attend.
What am I being asked to vote on?
You are being asked to vote on five proposals:
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Proposal 1 — the election of two Class III directors to hold office until our 2027 annual meeting of stockholders;

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Proposal 2 — the ratification of the selection, by the Audit Committee of our Board, of Baker Tilly US, LLP (“Baker Tilly”) as our independent registered public accounting firm for the year ending December 31, 2024;

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Proposal 3 — the approval, on an advisory basis, of the compensation of the Company’s NEOs, as disclosed in this Proxy Statement;

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Proposal 4 — the indication, on an advisory basis, of the frequency of future advisory votes on the compensation of the Company’s NEOs; and

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Proposal 5 — the approval of an amendment to the VYNE Therapeutics Inc. 2023 Equity Incentive Plan.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.
What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
For Proposal 1, you may either vote “For” all of the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For Proposal 4, you may vote for any one of the following: one year, two years or three years, or you may abstain from voting on that matter. For the other matters to be voted on, you may vote “For,” “Against” or abstain from voting.
Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying Proxy Card, over the internet or by telephone. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.
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To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

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To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

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To vote by proxy over the internet, follow the instructions provided on the Proxy Card. You will be asked to provide the company number and Control Number on the enclosed proxy card. Your internet vote must be received by 11:59 P.M. ET on December 11, 2024 to be counted.

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To vote by telephone, you may vote by proxy by calling the toll-free number found on the Proxy Card. You will be asked to provide the company number and Control Number from the enclosed proxy card. Your telephone vote must be received by 11:59 P.M. ET on December 11, 2024 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

We also provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.
Who counts the votes?
Broadridge Financial Solutions (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes. If you are a stockholder of record, your executed Proxy Card will be returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, Broadridge will tabulate all returned votes on behalf of your broker.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), NEO compensation (including any advisory stockholder votes on NEO compensation and on the frequency of stockholder votes on NEO compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal Nos. 1, 3, 4 and 5 in the absence of your voting instructions but may vote your shares on Proposal No. 2 even in the absence of your instruction.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all nominees for director, “For” the ratification of Baker Tilly as the independent auditor for the year ending December 31, 2024, “For” the approval, on an advisory basis, of the compensation of our NEOs as disclosed in this Proxy Statement, for “One Year” as the preferred frequency of future advisory votes on the compensation of our NEOs and “For” the amendment to the VYNE Therapeutics Inc. 2023 Equity Incentive Plan. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
How many votes are needed to approve each proposal and how are votes counted?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes. Votes will be counted by the inspection of elections appointed for the Annual Meeting.

Proposal Number and Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1. Election of directors	The two nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected.	No effect	No effect
2. Ratification of the appointment of Baker Tilly as our independent registered public accounting firm for the year ending December 31, 2024(1)	The vote of a majority of the shares of our common stock cast affirmatively or negatively at the Annual Meeting.	No effect	Brokers have discretion to vote
3. Non-binding advisory approval of the compensation of our NEOs(2)	The vote of a majority of the shares of our common stock cast affirmatively or negatively at the Annual Meeting.	No effect	No effect
4. Non-binding advisory vote on the frequency of stockholder advisory votes on NEO compensation(3)	The frequency receiving the highest number of votes.	No effect	No effect
5. Approval of an amendment to our 2023 Equity Incentive Plan	The vote of a majority of the shares of our common stock cast affirmatively or negatively at the Annual Meeting.	No effect	No effect

(1)
This proposal is considered a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal. We do not expect there to be broker-non votes on this matter.

(2)
As this is an advisory vote, the result will not be binding on our Board. However, our Board values our stockholders’ opinions, and our Board and the Compensation Committee will take into account the outcome of the advisory vote when considering future NEO compensation decisions.

(3)
As this is an advisory vote, the result will not be binding on our Board. However, our Board values our stockholders’ opinions, and our Board and the Compensation Committee will take into account the outcome of the advisory vote when determining how often we should submit to stockholders future “say-on-pay” votes.

Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. We have retained D.F. King to perform proxy solicitation services for us, which involves conducting a bank/ broker search, distributing proxy solicitation materials to stockholders, providing information to stockholders from the materials, and soliciting proxies by mail, courier, telephone, facsimile and e-mail. We will pay a fee in the amount of $11,000 to D.F. King, plus out-of-pocket expenses for these services.
If you have any questions or require any assistance with voting your shares, please contact D.F. King at:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers, Call Collect: (212) 269-5550
All Others Call Toll Free: (800) 488-8095
Email: VYNE@dfking.com

In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
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You may submit another properly completed proxy with a later date.

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You may send a written notice that you are revoking your proxy to our Corporate Secretary at 685 Route 202/206 N., Suite 301, Bridgewater, New Jersey 08807.

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You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.
When are stockholder proposals due for next year’s Annual Meeting?
Stockholders intending to present a proposal at the 2025 annual meeting of stockholders for inclusion in our proxy statement for that meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) must submit the proposal to our Corporate Secretary at 685 Route 202/206 N., Suite 301, Bridgewater, New Jersey 08807. Such proposals must comply with the requirements of Rule 14a-8 of the Exchange Act and must be received by the Company no later than July 15, 2025, unless the date of our 2025 annual meeting of stockholders is held more than 30 days before or after the one-year anniversary of the preceding year’s annual meeting, in which case the proposal must be received a reasonable time before we begin to print and send proxy materials for the 2025 Annual Meeting.
In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting when such matter is not submitted for inclusion in the Company’s proxy statement pursuant to Rule 14a-8 of the Exchange Act. Generally, notice of a nomination or proposal not submitted pursuant to Rule 14a-8 must be delivered to, or mailed and received at, our principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting. Accordingly, for our 2025 annual meeting of stockholders, notice of a nomination or proposal must be delivered to us no earlier than August 14, 2025 and no later than September 13, 2025. If the date of the annual meeting, however, is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered, or mailed and received not later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. We may refuse to acknowledge any stockholder proposal not made in compliance with the foregoing procedures.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. The presence at the meeting, in person or by proxy, of the holders of at least one-third of all issued and outstanding shares of common stock entitled to vote on the Record Date will constitute a quorum. On the Record Date, there were 14,751,433 outstanding shares of common stock. The presence of the holders of at least 4,917,145 shares of common stock will be required to establish a quorum.
Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the Annual Meeting. Abstentions will be counted toward the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person, or by remote communication, if applicable, or represented by proxy, may adjourn the Annual Meeting to another time or place.
How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.
What proxy materials are available on the internet?
The proxy statement and annual report to stockholders are available at https://vynetherapeutics.com/ investors-media/filings-financials/.
Attending the Annual Meeting
The Annual Meeting will be held on December 12, 2024 at our corporate offices located at 685 Route 202/ 206 N., Suite 301, Bridgewater, New Jersey 08807 and will begin promptly at 10:00 a.m. local time.
STOCKHOLDERS OF RECORD MUST BRING A FORM OF PHOTO IDENTIFICATION SO THEIR SHARE OWNERSHIP CAN BE VERIFIED. A BENEFICIAL OWNER HOLDING SHARES IN “STREET NAME” MUST ALSO BRING AN ACCOUNT STATEMENT OR LETTER FROM HIS OR HER BANK OR BROKERAGE FIRM SHOWING THAT HE OR SHE BENEFICIALLY OWNS SHARES AS OF THE CLOSE OF BUSINESS ON THE RECORD DATE, ALONG WITH A FORM OF PHOTO IDENTIFICATION. STOCKHOLDERS WISHING TO VOTE THEIR SHARES IN PERSON AT THE ANNUAL MEETING MUST ALSO BRING THEIR 16-DIGIT CONTROL NUMBER INCLUDED ON THEIR PROXY CARD.
YOUR VOTE IS IMPORTANT AND WE STRONGLY ENCOURAGE YOU TO VOTE YOUR SHARES PRIOR TO THE ANNUAL MEETING.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board is divided into three classes. Each class has a staggered, three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.
The Board currently consists of seven seated directors, divided into the three following classes:
Class I directors:   Anthony Bruno, Elisabeth Sandoval Little and Steven Basta, whose current terms will expire at the annual meeting of stockholders to be held in 2025;
Class II directors:   Sharon Barbari and Christine Borowski, whose current terms will expire at the annual meeting of stockholders to be held in 2026; and
Class III directors:   David Domzalski and Patrick LePore, whose current terms will expire at the Annual Meeting.
Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board on an annual basis the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, considers a variety of factors, as discussed elsewhere in this Proxy Statement. See “Corporate Governance — Committees of the Board — Nominating and Corporate Governance Committee.”
Class III Director Nominees for Election for a Three-Year Term Expiring at the 2027 Annual Meeting
Messrs. Domzalski and LePore have been nominated to serve as Class III directors and have agreed to stand for election. Each of Mr. Domzalski and Mr. LePore, if elected, will hold office from the date of his election by the stockholders until the third subsequent annual meeting of stockholders or until his successor is elected and has been qualified, or until his earlier death, resignation or removal. Mr. Domzalski and Mr. LePore are currently directors of the Company and were previously elected by the stockholders. The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this Proxy Statement.
David Domzalski, age 58, has served as our President and Chief Executive Officer and as a director since March 2020. From 2017 until the March 2020 closing of the merger (the “Merger”) between Menlo Therapeutics Inc. (“Menlo”) and Foamix Pharmaceuticals Ltd. (“Foamix”), Mr. Domzalski served as the Chief Executive Officer of Foamix. He also served as a director of Foamix from 2018 to the closing of the Merger. Mr. Domzalski’s tenure with Foamix began in 2014 when he served as President of its U.S. subsidiary. From 2009 to 2013, Mr. Domzalski was the Vice President of Sales and Marketing at LEO Pharma, Inc. Mr. Domzalski holds a B.A. in economics and political science from Muhlenberg College in Allentown, Pennsylvania. We believe Mr. Domzalski is qualified to serve on our Board given his leadership position with our company, and his extensive experience in operating and leadership roles in the pharmaceutical industry.
Patrick LePore, age 69, has served on our Board since September 2020 and was appointed as our lead independent director in February 2021. Mr. LePore served as Chairman, Chief Executive Officer and President of the publicly held company Par Pharmaceutical Companies, Inc. from 2006 until its acquisition by private equity investor TPG Capital in 2012. He remained as chairman of the new company where he led the sale of the company to Endo Pharmaceuticals in 2015. Mr. LePore began his career with Hoffmann-LaRoche. He later founded Boron, LePore & Associates, a medical communications company, which he took public in 1997 and which was eventually sold to Cardinal Health. Within the past five years, Mr. LePore served as Chairman of the Board of the publicly held pharmaceutical company Lannett Company, Inc and as a director of the publicly held companies Matinas BioPharma Holdings, Inc., PharMerica Corporation and Innoviva, Inc. He also previously served as a trustee of Villanova University, from which he holds a bachelor’s degree. He holds a Master of Business Administration from Farleigh Dickinson University. We believe Mr. LePore is qualified to serve on our Board given his extensive experience as a senior level executive and board member for several companies in the pharmaceutical sector.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that either nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NAMED DIRECTOR NOMINEES.

Set forth below is biographical information for each director whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.
Class I Directors Continuing in Office Until the 2025 Annual Meeting of Stockholders
Steven Basta, age 59, served as our President and Chief Executive Officer from September 2015 until the closing of the Merger and has served as a member of our Board since September 2015. Mr. Basta has served as the Chief Executive Officer of SaNOtize Research and Development Corp. since September 2023. From December 2020 until October 2022, Mr. Basta served as the Chief Executive Officer of Mahana Therapeutics, a privately held digital therapeutics company. From 2011 to 2015, Mr. Basta served as Chief Executive Officer of AlterG, a privately held medical device company. From 2002 to 2010, Mr. Basta served as Chief Executive Officer of BioForm Medical, a publicly held medical aesthetics company acquired by Merz, and from 2010 to 2011 served as Chief Executive Officer of its successor Merz Aesthetics. He has served on the board of DermBiont, Inc., a privately held pharmaceutical company, since 2020. Mr. Basta has served as chairman of the board of directors of Illumisonics, a privately held company, since November 2023. Mr. Basta served as a director of the publicly held company Viveve Medical from 2018 until March 2023, including as Chairman of the Board beginning in January 2019. Mr. Basta received a B.A. from The Johns Hopkins University and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University. We believe Mr. Basta is qualified to serve on our Board because of his extensive experience in leadership and management roles at various life sciences companies.
Anthony Bruno, age 68, has served on our Board since the closing of the Merger, having previously served as a director of Foamix since 2018. Prior to his retirement in 2018, Mr. Bruno served as a strategic consultant to Foamix from 2014 to 2018 and to a number of healthcare-focused investment funds between 2011 and 2018. He was employed at Warner Chilcott from 2000 to 2011, most recently as Executive Vice President, with responsibility for all business development activities including product acquisitions and divestitures as well as licensing agreements. Mr. Bruno also spent 16 years at Warner Lambert, holding several positions of increasing strategic responsibility. Mr. Bruno began his career as an associate with the law firm of Shearman & Sterling. Mr. Bruno holds a B.A. in Political Science from Syracuse University and a J.D. from The George Washington University Law School. We believe Mr. Bruno is qualified to serve on our Board given his experience as an accomplished pharmaceutical executive with broad expertise in the legal, business development, and corporate development functions, as well as his significant experience in product licensing and M&A transactions.
Elisabeth Sandoval Little, age 62, has served on our Board since March 2019. Ms. Sandoval Little currently serves as a consultant to the pharmaceutical industry. From 2016 to 2019, she served as the Chief Commercial Officer and Executive Vice President of Corporate Strategy for Alder Biopharmaceuticals, a publicly held biopharmaceutical company. From 2012 to 2015, Ms. Sandoval Little was Chief Commercial Officer for KYTHERA Biopharmaceuticals until KYTHERA’s acquisition by Allergan. Ms. Sandoval Little previously served as Vice President of Marketing for Bausch and Lomb Surgical and Vice President of Global Marketing at Allergan with responsibility for the Medical Aesthetics division. She spent over 20 years at Allergan in sales and marketing leadership roles in the specialties of dermatology, neurology, and aesthetics. Ms. Sandoval Little began her career in research and development at Johnson & Johnson’s Ethicon division. Ms. Sandoval Little currently serves on the board of directors of the publicly held company PROCEPT BioRobotics Corporation and previously served on the board of directors of the publicly held company Satsuma Pharmaceuticals from May 2019 until June 2023 and the publicly held company Intersect ENT, Inc. from April 2021 until its acquisition by Medtronic plc in May 2022. She holds an M.B.A. from Pepperdine University and a B.S. in biology from the University of California, Irvine. We believe that Ms. Sandoval Little is qualified to serve on our Board because of her extensive background working in the dermatology industry and her experience in strategic planning, business transactions, sales operations and executive leadership.

Class II Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders
Sharon Barbari, age 70, has served on our Board since the closing of the Merger, having previously served as a director of Foamix since January 2019. From 2004 to 2017, Ms. Barbari served as Chief Financial Officer at Cytokinetics. From 2002 to 2004, she served as Chief Financial Officer and Senior Vice President of Finance and Administration at InterMune. From 1998 to 2002, she served in senior financial roles at Gilead Sciences, including as Chief Financial Officer. Ms. Barbari was also employed as Vice President of Strategic Planning at Foote, Cone & Belding Healthcare. She began her career at Syntex Corporation/Roche Pharmaceuticals, where she held various roles of increasing responsibility from 1972 to 1996. Ms. Barbari served on the board of directors of the publicly held company Agile Therapeutics from June 2020 until its merger with Exeltis Project, Inc., a U.S. subsidiary of Insud Pharma, S.L., in August 2024. She previously was a board member for the Association of Bioscience Finance Officers Northern California Chapter, Phytogen Life Sciences and Sonoma Pharmaceuticals. In 2017, Ms. Barbari was a recipient of the YWCA Silicon Valley Tribute to Women Awards. She received her B.S. in accounting from San Jose State University. We believe Ms. Barbari is qualified to serve on our Board because of her financial executive and leadership roles in various biotechnology and pharmaceutical companies.
Christine Borowski, Ph.D., age 47, has served on our Board since January 2024. Dr. Borowski has served as Principal at Access Biotechnology since January 2024. Dr. Borowski previously served as Vice President (from January 2022) and Senior Associate (from July 2019) at Access Biotechnology. Prior to that, Dr. Borowski worked on therapeutics company creation at Apple Tree Partners from 2017 to May 2019. Before joining Apple Tree Partners, Dr. Borowski worked as an editor at several scientific journals, most recently as Chief Editor of Nature Medicine from 2014 to 2017. She earned a B.S. in Biology from the University of Kentucky, a Ph.D. in Immunology from Harvard University, and completed her postdoctoral work on natural killer T cell development at the University of Chicago. Dr. Borowski was appointed to the Board in connection with Access Bio’s equity investment in the Company in November 2023. We believe Dr. Borowski is qualified to serve on our Board because of her expertise in immunology and extensive experience in the biopharmaceutical industry.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
The Board has documented our governance practices in our corporate governance guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The corporate governance guidelines set forth certain practices the Board will follow with respect to Board composition, Board committees, Board nomination, director qualifications and evaluation of the Board and committees. The corporate governance guidelines and the charter for each committee of the Board is available on our website at www.vynetherapeutics.com.
Independence of the Board and its Committees
Under the rules of the Nasdaq Stock Market LLC, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent.
Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. We currently satisfy the audit committee independence requirements of Rule 10A-3. Additionally, compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.
Our Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that each of our directors, except for Mr. Domzalski, are an “independent director” as defined under the applicable rules and regulations of the SEC, and the listing requirements and rules of Nasdaq.
Leadership Structure of the Board
Our amended and restated bylaws and corporate governance guidelines provide our Board with flexibility to designate the position of Chairman of the Board, and if so, to combine or separate the positions of Chairman of the Board and Chief Executive Officer, or to appoint a lead director in accordance with its determination that utilizing a particular structure would be in the best interests of the Company.
Our Nominating and Corporate Governance Committee evaluated our leadership structure in 2021 and subsequently recommended that the Board appoint a lead independent director. Following such recommendation and a discussion by the full Board, our Board appointed Patrick LePore as lead independent director in February 2021. The Board determined that the appointment of a lead independent director is in the best interests of the Company and its stockholders as it strengthens the Board’s independence and commitment to strong governance practices.
Role of Board in Risk Oversight Process
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
Meetings of the Board
The Board met seven times during the fiscal year ended December 31, 2023. The Audit Committee and Compensation Committee each met four times, and the Nominating and Corporate Governance Committee met once. Each member of the Board attended at least 75% of the aggregate number of meetings of our Board and each committee on which such director serves. In addition, it is the Company’s policy to encourage directors to attend the annual meeting of stockholders. All of our directors as of the date of the 2023 annual meeting of stockholders attended such meeting.

COMMITTEES OF THE BOARD
The Board has a standing Audit Committee, Compensation Committee and a Nominating and Corporate Governance Committee. The Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below.
Name	Audit	Compensation	Nominating and Corporate Governance
David Domzalski	—	—	—
Sharon Barbari	X(1)	X	—
Steven Basta	X	—	—
Christine Borowski	—	—	X
Anthony Bruno	—	X	X(1)
Patrick LePore	—	—	X
Elisabeth Sandoval Little	X	X(1)	—

(1)
Committee Chairperson

Below is a description of each committee of the Board.
Audit Committee
Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:
•
appoints our independent registered public accounting firm;

•
evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•
determines the engagement of the independent registered public accounting firm;

•
reviews and approves the scope of the annual audit and the audit fee;

•
discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;

•
approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•
monitors the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;

•
is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•
reviews our critical accounting policies and estimates; and

•
reviews the Audit Committee charter and the committee’s performance at least annually.

The current members of our Audit Committee are Mses. Barbari and Sandoval Little and Mr. Basta, with Ms. Barbari serving as chairperson of the committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that each of Ms. Barbari and Mr. Basta qualifies as an audit committee financial expert under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the Audit Committee must also meet heightened independence standards. Our Board has determined that Mses. Barbari and Sandoval Little and Mr. Basta are independent under the applicable rules of the SEC and Nasdaq.

The Audit Committee operates under a written charter, available on our corporate website, that satisfies the applicable standards of the rules of the SEC and Nasdaq.
Compensation Committee
Our Compensation Committee oversees policies and makes determinations relating to compensation and benefits of our current and prospective officers, directors and employees. The Compensation Committee periodically evaluates the performance of our Company, and where appropriate, our officers, in light of the goals and objectives it has established, and determines and approves, or may recommend to the Board to approve, the bonus award, if any, payable to these officers. The Compensation Committee may establish compensation and make bonus awards to our chief executive officer directly or may make recommendations to the Board regarding compensation and bonus awards payable to our chief executive officer. Our Compensation Committee also reviews director compensation and makes recommendations to the Board regarding director compensation. The Compensation Committee also reviews and approves or makes recommendations to our Board regarding the issuance of stock options and other awards under our stock plans. The Compensation Committee will periodically review and evaluate the performance of the Compensation Committee and its members, including compliance by the Compensation Committee with its charter.
The current members of our Compensation Committee are Mses. Barbari and Sandoval Little and Mr. Bruno, with Ms. Sandoval Little serving as the chairperson of the committee. Our Board has determined that each of Mses. Barbari and Sandoval Little and Mr. Bruno is independent under the applicable rules and regulations of Nasdaq and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
Our executive officers submit proposals to the Board and the Compensation Committee regarding our executive compensation. Our Chief Executive Officer also annually reviews the performance of each executive officer and makes recommendations regarding their compensation. The Compensation Committee considers those recommendations in determining base salaries, adjustments to base salaries, annual cash bonus program targets and awards and equity awards, if any, for the executive officers and other members of senior management.
The Compensation Committee has evaluated the independence of its compensation consultant, considering the independence factors specified in the listing requirements of Nasdaq and concluded that their work for the Compensation Committee does not raise any conflicts of interest.
The Compensation Committee operates under a written charter, available on our corporate website, that satisfies the applicable standards of the rules of the SEC and Nasdaq.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters.
The current members of our Nominating and Corporate Governance Committee are Dr. Borowski and Messrs. Bruno and LePore, with Mr. Bruno serving as the chairperson of the committee. Our Board has determined that each of Dr. Borowski and Messrs. Bruno and LePore is an independent director under the applicable rules and regulations of Nasdaq relating to nominating and corporate governance committee independence.
The Nominating and Corporate Governance Committee operates under a written charter, available on our corporate website, that satisfies the applicable standards of the SEC and Nasdaq.
Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including:
•
the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•
the candidate’s experience as a board member of another publicly held company;

•
the candidate’s professional and academic experience relevant to our industry;

•
the strength of the candidate’s leadership skills;

•
the candidate’s experience in finance and accounting and/or executive compensation practices; and

•
whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable.

Currently, our Nominating and Corporate Governance Committee and Board evaluate each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these areas. The Nominating and Corporate Governance Committee will consider individuals who are properly proposed by stockholders to serve on the Board in accordance with laws and regulations established by the SEC and the Nasdaq listing requirements, our bylaws and applicable corporate law, and make recommendations to the Board regarding such individuals based on the established criteria for members of our Board. The Nominating and Corporate Governance Committee may consider in the future whether we should adopt a more formal policy regarding stockholder nominations.
For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide us with notice, which notice must be delivered to, or mailed and received at, our principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct interests in shares of our common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our corporate secretary, at 685 Route 202/206 N., Suite 301, Bridgewater, New Jersey 08807. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
Board Diversity Matrix
The following table sets forth diversity information for our Board, which consisted of seven members as of the Record Date:
Gender Identity	Female	Male
Number of Directors	3	4
Demographic Background	Hispanic or Latinx	White
Number of Directors	1	6

The following table sets forth diversity information for our Board, which consisted of six members as of November 6, 2023:
Gender Identity	Female	Male
Number of Directors	2	4
Demographic Background	Hispanic or Latinx	White
Number of Directors	1	5
Compensation Committee Interlocks and Insider Participation
As noted above, our Compensation Committee consists of Mses. Barbari and Sandoval Little and Mr. Bruno. None of the members of our Compensation Committee is or has at any time been one of our officers or employees. None of our executive officers currently serves or in the past year has served as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
Prohibition on Margin Accounts and Hedging and Similar Transactions
Our employees and directors are subject to an insider trading policy that, among other things, prohibits them from holding our securities in a margin account or pledging our securities as collateral for a loan. In addition, our insider trading policy prohibits employees and directors from engaging in put or call options, short selling, or similar hedging activities involving our stock. We prohibit these transactions because they may reduce the individual’s incentive to improve our performance, focus the individual on short-term performance at the expense of long-term objectives, and misalign the individual’s interests with those of our stockholders generally.
Stockholder Communications with the Board
The Board will consider any written or electronic communication from our stockholders to the Board, a committee of the Board or any individual director. Any stockholder who wishes to communicate to the Board, a committee of the Board or any individual director should submit written or electronic communications to our corporate secretary at our principal executive offices, which shall include contact information for such stockholder. All communications from stockholders received shall be forwarded by our secretary to the Board, a committee of the Board or an individual director, as appropriate, on a periodic basis, but in any event no later than the Board’s next scheduled meeting. The Board, a committee of the Board, or individual directors, as appropriate, will consider and review carefully any communications from stockholders forwarded by our secretary.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including without limitation purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee considers all relevant facts and circumstances, including but not limited to whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.
Certain Related Party Transactions
The following is a description of transactions during our last two fiscal years to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.
Director and Executive Officer Compensation
Please see “Director Compensation” and “Executive Compensation” for information regarding the compensation of our directors and executive officers.
Employment Agreements
We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation — Narrative to Summary Compensation Table and Outstanding Equity Awards at Fiscal Year End.”
Indemnification Agreements and Directors’ and Officers’ Liability Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to, among other things, indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Audit Committee of our Board has engaged Baker Tilly as our independent registered public accounting firm for the year ending December 31, 2024, and is seeking ratification of such selection by our stockholders at the Annual Meeting. Baker Tilly has audited the Company’s financial statements since 2022. Representatives of Baker Tilly are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Baker Tilly as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Baker Tilly to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Baker Tilly. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
Principal Accountant Fees and Services
Baker Tilly US, LLP served as our principal independent registered public accounting firm for the years ended December 31, 2023 and 2022. The following table provides information regarding fees paid by us to Baker Tilly US, LLP and BTI network firms (Baker Tilly Israel) for the years ended December 31, 2023 and 2022:
	Fiscal year ended December 31,
(in thousands)	2023	2022
Audit fees(1)	$379	$355
Tax fees(2)	16	15
Total Fees	$395	$370

(1)
Includes professional services rendered in connection with the audit of our annual financial statements, the review of our interim financial statements and fees for registration statements, comfort letters and statutory audits.

(2)
Includes professional services rendered for tax compliance services.

Pre-Approval Policies and Procedures
Our audit committee’s specific responsibilities in carrying out its oversight of the quality and integrity of our accounting, auditing and reporting practices include the approval of audit and non-audit services to be provided by the external auditor. The audit committee pre-approves all non-audit services provided to us by our independent registered public accounting firm.
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BAKER TILLY AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD
The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at https://vynetherapeutics.com/investors-media/corporate-goverance/. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management VYNE’s audited financial statements as of and for the year ended December 31, 2023.
The Audit Committee has discussed with Baker Tilly, the Company’s independent registered public accounting firm for the year ended December 31, 2023, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee discussed with Baker Tilly their independence and received from Baker Tilly the written disclosures and the letter required by applicable requirements of the PCAOB. Finally, the Audit Committee discussed with Baker Tilly, with and without management present, the scope and results of Baker Tilly’s audit of such financial statements.
Based on these reviews and discussions, the Audit Committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC. The Audit Committee also has selected Baker Tilly as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and is seeking ratification of such selection by the stockholders.
Audit Committee
Sharon Barbari, Chair
Steven Basta
Elisabeth Sandoval Little
The foregoing report of the Audit Committee does not constitute soliciting material and is not to be deemed filed or incorporated by reference into any filing of VYNE Therapeutics Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent VYNE Therapeutics Inc. specifically incorporates such report by reference therein.

PROPOSAL NO. 3
ADVISORY VOTE ON NEO COMPENSATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s NEOs as disclosed in this Proxy Statement in accordance with SEC rules. This advisory (non-binding) vote is commonly referred to as a “say-on-pay” vote.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s NEOs and the policies and practices described in this Proxy Statement. The compensation of the Company’s NEOs subject to the say-on-pay vote is disclosed in the compensation tables and the related narrative disclosures that accompany the compensation tables contained in the “Executive Compensation” section of this Proxy Statement. As described in those disclosures, the Company believes that its compensation policies and decisions are strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of the Company’s NEOs is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.
Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s NEOs as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and any related narrative disclosures that accompany the compensation tables in the Company’s Proxy Statement for its 2024 Annual Meeting of Stockholders, is hereby APPROVED.”
Because the vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE COMPENSATION OF THE COMPANY’S NEOS.

PROPOSAL NO. 4
ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF NEO COMPENSATION
Proposal 3 above provides our stockholders with an opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs. As mentioned above, this is commonly referred to as a “say-on-pay” vote. In this proposal, we are asking our stockholders to cast an advisory (non-binding) vote regarding the frequency of future say-on-pay votes. Stockholders may vote for a frequency of every one, two or three years, or may abstain from voting. This proposal, which is commonly referred to as a “say-on-frequency” vote, is also required by the Dodd Frank Act and Section 14A of the Exchange Act.
Under the Dodd-Frank Act and Section 14A of the Exchange Act, now that we no longer qualify as an “emerging growth company,” we are required to solicit a non-binding advisory vote on the frequency of future “say-on-pay” votes at least one time every six years in order to allow our stockholders to decide how often they would like to be presented with the say-on-pay vote. Accordingly, we are providing our stockholders the opportunity to cast an advisory (non-binding) vote on whether they would prefer future say-on-pay votes on an annual basis, once every two years or once every three years. Alternatively, stockholders may abstain from casting a vote.
For the reasons described below, the Board recommends that the stockholders select that the say-on-pay vote be submitted to stockholders on an annual basis. The Board believes that an annual say-on-pay vote will allow our stockholders to provide us with their input on our compensation policies and practices on a timely basis. Additionally, an annual say-on-pay vote is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation policies and practices.
While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory (non-binding) basis, as to whether the say-on-pay vote should be held every year, once every two years or once every three years. The alternative among one year, two years or three years that receives the highest number of votes from the holders of shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be deemed to be the frequency preferred by the stockholders.
The Board and the Compensation Committee value the opinions of the stockholders in this matter and will carefully review the voting results in establishing the frequency of future say-on-pay votes. However, because this vote is advisory and not binding on the Board, the Board may decide that it is in the best interests of our stockholders and the Company to hold future advisory votes with a frequency different from that chosen by the greatest number of stockholders and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF “ONE YEAR” FOR PROPOSAL 4.

EXECUTIVE OFFICERS
The following table sets forth information regarding our current executive officers as of the date of this Proxy Statement:
Name	Age	Position(s)
David Domzalski(1)	58	Chief Executive Officer, President and Director
Tyler Zeronda	38	Chief Financial Officer and Treasurer
Mutya Harsch	50	Chief Legal Officer, General Counsel and Secretary
Iain Stuart	51	Chief Scientific Officer

(1)
See “Proposal No. 1 Election of Directors” for biographical information for Mr. Domzalski.

Tyler Zeronda was appointed as the Company’s Chief Financial Officer and Treasurer in March 2022 and previously served as Interim Chief Financial Officer and Treasurer since June 2021. Mr. Zeronda previously served as Vice President of Finance of the Company from the Closing Date until his appointment as Interim CFO. Mr. Zeronda joined Foamix in April 2019 and has been responsible for all finance activities related to the commercial operations, financial planning, treasury, risk management and supply chain matters of VYNE. From April 2013 until April 2019, Mr. Zeronda held positions of increasing responsibility in finance at Aerie Pharmaceuticals Inc., culminating in his role as Director of Finance. Prior to joining Aerie, Mr. Zeronda was employed at Ernst & Young, LLP where he focused on assurance services in the healthcare industry. Mr. Zeronda received his M.S. in accounting from the University of Virginia, holds a B.A. from Lafayette College and is a licensed CPA.
Mutya Harsch has served as the Company’s Chief Legal Officer, General Counsel and Secretary since the Closing Date. From January 2019 until the Closing Date, Ms. Harsch served as the General Counsel and Chief Legal Officer of Foamix. She previously served as Foamix’s General Counsel and Senior Vice President of Legal Affairs from January 2018 to January 2019. In addition, Ms. Harsch served on the board of directors of Satsuma Pharmaceuticals Inc. from October 2021 until June 2023. Ms. Harsch has over 20 years of legal experience, previously holding positions as Special Counsel, Mergers & Acquisitions at Cooley LLP from 2015 to 2017 and as a corporate lawyer at Davis Polk & Wardwell from 2005 to 2015. Ms. Harsch received her J.D. and B.A. from the University of California at Berkeley.
Iain Stuart, Ph.D. has served as the Company’s Chief Scientific Officer since the Closing Date. From January 2019 until the Closing Date, Dr. Stuart served as the Chief Scientific Officer of Foamix. Dr. Stuart previously served as Foamix’s Senior Vice President of Research & Development from August 2017 to January 2019 and as Vice President of Clinical Development from October 2016 to 2017. Prior to joining Foamix, Dr. Stuart held several positions, including Vice President of Medical Strategy and Scientific Affairs, at LEO Pharma, Inc. from 2008 to 2016. Dr. Stuart holds a Ph.D. from Glasgow Caledonian University in Scotland.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information regarding compensation earned with respect to the years ended December 31, 2023 and 2022 by our NEOs, which include our principal executive officer and the next two most highly compensated executive officers in 2023.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Non-equity Incentive Compensation ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total Compensation ($)
David Domzalski President and Chief Executive Officer	2023	637,560	382,536	573,804	607,500	501,750	13,200	2,716,350
	2022	637,560	—	325,156	190,504	128,044	12,200	1,293,464
Iain Stuart Chief Scientific Officer	2023	421,811	168,724	253,086	168,750	139,375	13,200	1,164,946
	2022	421,811	—	143,415	45,750	30,750	12,200	653,926
Mutya Harsch Chief Legal Officer, General Counsel and Secretary	2023	382,594(5)	168,869	253,302	168,750	139,375	13,200	1,126,090
	2022	422,172	—	143,538	45,750	30,750	12,200	654,410

(1)
The amounts reported in this column for 2023 reflect cash retention payments made to each officer upon the achievement of certain milestones. See “— Narrative Disclosure to Summary Compensation Table — 2023 Retention Payments” for additional discussion regarding these payments.

(2)
The amounts reported in this column reflect cash bonuses earned pursuant to the achievement of our corporate objectives for the applicable year.

(3)
Represents the grant date fair value of the restricted stock units and stock options granted in accordance with ASC 718. The assumptions used in calculating the grant date fair values are set forth in Note 13 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

(4)
Reflects employer matching contributions to each individual’s 401(k) plan.

(5)
Ms. Harsch was on a reduced schedule from July 2023 through August 2023. During such time, Ms. Harsch maintained her responsibilities as Chief Legal Officer, General Counsel and Secretary of the Company and was paid 25% of her base salary for the period.

Narrative Disclosure to Summary Compensation Table
We periodically review compensation for our executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to our company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.
Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, the Compensation Committee then recommends the compensation for each executive officer. Our Compensation Committee, without members of management present, discusses and ultimately approves the compensation of our executive officers. In 2023, the Compensation Committee retained F.W. Cook & Co. (“F.W. Cook”), an independent compensation consulting firm, to evaluate and make recommendations with respect to our executive compensation program and retention incentives. F.W. Cook’s engagement included assisting the Compensation Committee with developing retention incentives for our employees, the selection of a peer group of companies for benchmarking purposes, an analysis of our existing executive compensation, including our equity incentive plan and equity award granting practices, and an analysis of our director compensation policy. In 2023, F.W. Cook presented the Compensation Committee with data about the compensation paid by our peer group of companies and other employers, who we believe compete with us for executives, updated the Compensation Committee on new developments in areas that fall within the Compensation Committee’s jurisdiction and advised the Compensation Committee regarding all of its responsibilities. F.W. Cook served at the pleasure of the Compensation Committee rather than us, and the consultant’s fees were approved by the Compensation Committee.
Annual Base Salary
We have entered into employment agreements with each of our NEOs that establish annual compensation, including base salaries. Compensation for our executive officers is reviewed annually by our Compensation Committee. The following table presents the annual base salaries for each of our NEOs for the years indicated. The 2023 base salaries became effective on January 1, 2023 and the 2024 base salaries became effective on January 1, 2024 for each of our NEOs
Name	2024 Base Salary ($)	2023 Base Salary ($)
David Domzalski	637,560	637,560
Iain Stuart	455,555	421,811
Mutya Harsch	443,280	422,172(1)

(1)
Ms. Harsch was on a reduced schedule from July 2023 through August 2023. During such time, Ms. Harsch maintained her responsibilities as Chief Legal Officer, General Counsel and Secretary of the Company and was paid 25% of her base salary for the period. See “Summary Compensation Table” above for the base salary actually paid to Ms. Harsch for the year ended December 31, 2023.

Non-Equity Incentive Plan Compensation
Mr. Domzalski’s eligibility to receive his target annual bonus, which is currently 60% of his base salary, is based solely on the achievement of corporate performance objectives. For Ms. Harsch’s and Dr. Stuart’s target bonus, which is currently 40% of their respective base salaries, the bonus amounts earned are based 75% on the achievement of corporate performance objectives and 25% on the achievement of individual performance objectives. Each of our NEOs has a maximum bonus opportunity equal to 200% of their target bonus. For the 2023 bonuses, the corporate performance objectives included the advancement of our biotech strategy and the achievement of certain research and development, business development and financial objectives. In February 2024, our Compensation Committee assessed the level of achievement of corporate and individual performance objectives and considered, among other things, the achievement of proof-of-concept data in the Phase 1b trial of VYN201 for vitiligo and the successful recapitalization of our organization following the Company’s private placement financing in November 2023. In addition, the Compensation Committee determined that Dr. Stuart and Ms. Harsch fully achieved each of their individual performance objectives. After applying such levels of achievement to the applicable weightings, the Compensation Committee, in consultation with F.W. Cook, awarded each of Mr. Domzalski, Dr. Stuart and Ms. Harsch 150% of their respective target bonus. The actual bonus amounts paid are reflected in the “Non-Equity Incentive Compensation” column of the Summary Compensation Table above.
2023 Retention Payments
On March 9, 2023, the Compensation Committee approved cash retention payments for all of our employees, including the NEOs. In making its decision, the Compensation Committee, in consultation with F.W. Cook, considered (i) the limited number of employees remaining at the Company and the increase in each employee’s responsibilities; (ii) the impact of the loss of any employee, especially members of management, on our ability to execute corporate objectives for 2023; and (iii) the limited number of shares available for grant under our equity compensation plans at such time. After considering the foregoing, the

Compensation Committee approved a cash retention plan with the goal of encouraging the retention of all employees through expected milestone events in 2023.
Each of our employees, including each of our NEOs, was eligible to receive a cash payment equal to 100% of their target annual bonus (the “Retention Payment”) over a period of time in order to maintain the continuity of business operations. One-third of the applicable Retention Payment was payable only upon the achievement of each of the following milestones, subject to the individual’s remaining in our continuous service through each payment date: (i) the receipt of positive results from our Phase 1b clinical trial for VYN201 and (ii) the achievement of certain financing objectives. The remaining one-third of the Retention Payment was payable if the employee remained in our continuous service through December 31, 2023. All milestones were achieved in 2023, and each NEO remained employed by us on December 31, 2023. As a result, the full Retention Payment was earned and is set forth in the “Bonus” column of the Summary Compensation Table above.
Equity-Based Awards
The equity-based incentive awards granted to our NEOs are designed to align the interests of our NEOs with those of our stockholders. Generally, the vesting of equity awards is tied to each officer’s continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.
On December 11, 2023, the Compensation Committee approved the grant of restricted stock units and options to our employees, including members of management, for 2023 and 2024. The Compensation Committee determined such grants are appropriate to provide long-term incentives that align the interests of the Company’s employees with the interests of stockholders. In making its decision, the Compensation Committee considered: (i) that our employees were not previously awarded equity compensation in the first quarter of 2023, consistent with past practice; (ii) the ownership percentage in the Company for our chief executive officer, the chief financial officer and the other NEOs based on total shares outstanding (inclusive of shares underlying pre-funded warrants) is significantly less than amounts owned by such officers at peer companies; (iii) the impact of the loss of any employee, especially members of management, on our ability to execute our corporate objectives for 2024 and beyond; and (iv) our recent financing activities and the total shares outstanding, inclusive of shares underlying pre-funded warrants.
For David Domzalski, our Chief Executive Officer, the Compensation Committee approved the grant of 225,000 restricted stock unit awards and options to purchase 225,000 shares with a grant date of December 13, 2023, and a grant of 225,000 restricted stock unit awards and options to purchase 225,000 shares with a grant date of January 1, 2024, subject to the recipient’s continued service to the Company through each grant date. For each of Mutya Harsch, our Chief Legal Officer, and Iain Stuart, our Chief Scientific Officer, the Compensation Committee approved the grant of 62,500 restricted stock unit awards and options to purchase 62,500 shares with a grant date of December 13, 2023, and a grant of 62,500 restricted stock unit awards and options to purchase 62,500 shares with a grant date of January 1, 2024, subject to the recipient’s continued service to the Company through each grant date. These equity awards vest over a four-year period, with 25% vesting on the first anniversary of the last day of the quarter in which the grant was made, and 6.25% every quarter thereafter, in each case, subject to the recipient’s continued service to the Company through the vesting date. The exercise price for each option is the closing price of our shares of common stock on the applicable grant date.
401(k) Plan
We maintain a tax-qualified retirement plan that provides eligible U.S. employees, including our NEOs, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to defer eligible compensation subject to applicable annual Internal Revenue Code (the “Code”) limits. Currently, we match each eligible employee’s contributions up to 4% of total eligible compensation. Employees’ pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k)

plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.
Employee Benefits and Perquisites
All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance and life insurance. In addition, all of our employees are eligible to participate in our Employee Share Purchase Plan, which allows them to purchase shares of our common stock at a 15% discount to prevailing market prices, subject to certain terms and conditions. We do not provide our NEOs with perquisites or other personal benefits, other than the retirement, health and welfare benefits that apply uniformly to all of our employees.
Outstanding Equity Awards at Fiscal Year End
The following table sets forth all outstanding equity awards held by each of the NEOs as of December 31, 2023.
		Option Awards				Share Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Shares That Have Not Vested (#)	Market Value of Shares or Units of Shares That Have Not Vested(2)($)
David Domzalski	6/9/2014	468	—	319.68	6/9/2024	—	—
	11/10/2015	5,922	—	285.84	11/10/2025	—	—
	3/1/2016	1,500	—	241.92	3/1/2026	—	—
	2/21/2017	1,784	—	408.96	2/21/2027	—	—
	8/8/2017	8,195	—	230.40	8/8/2027	—	—
	5/8/2018	1,755	—	203.40	5/8/2028	—	—
	1/1/2019	4,276	—	151.20	1/1/2029	—	—
	2/24/2020	5,648	376	161.28	2/24/2030	161	375
	5/6/2020	8,264	1,179	140.40	5/6/2030	1,180	2,749
	2/22/2021	13,705	6,224	149.94	2/22/2031	2,667	6,214
	9/2/2021	17,795	—	30.24	9/2/2031	—	—
	3/17/2022	7,594	9,755	10.98	3/17/2032	9,757	22,734
	12/13/2023	—	225,000	2.70	12/13/2033	225,000	524,250
Iain Stuart	11/15/2016	1,000	—	342.00	11/15/2026	—	—
	8/8/2017	325	—	216.00	8/8/2027	—	—
	2/27/2018	750	—	254.16	2/27/2028	—	—
	1/01/2019	1,900	—	151.20	1/1/2029	—	—
	2/24/2020	2,259	150	161.28	2/24/2030	64	149
	5/06/2020	1,367	194	140.40	5/6/2030	194	452
	2/22/2021	2,605	1,180	149.94	2/22/2031	505	1,177
	9/2/2021	3,380	—	30.24	9/2/2031	—	—
	3/17/2022	1,825	2,341	10.98	3/17/2032	2,341	5,455
	12/13/2023	—	62,500	2.70	12/13/2033	62,500	145,625

		Option Awards				Share Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Shares That Have Not Vested (#)	Market Value of Shares or Units of Shares That Have Not Vested(2)($)
Mutya Harsch	2/27/2018	1,250	—	254.16	2/27/2028	—	—
	1/1/2019	1,758	—	151.20	1/1/2029	—	—
	2/24/2020	2,259	150	161.28	2/24/2030	64	149
	5/6/2020	1,824	258	140.40	5/6/2030	260	606
	2/22/2021	2,605	1,180	149.94	2/22/2031	505	1,177
	9/2/2021	3,380	—	30.24	9/2/2031	—	—
	3/17/2022	1,825	2,340	10.98	3/17/2032	2,341	5,455
	12/13/2023	—	62,500	2.70	12/13/2033	62,500	145,625

(1)
Equity awards vest over a four-year period, with 25% vesting on the first anniversary of the last day of the quarter in which the grant was made, and 6.25% every quarter thereafter.

(2)
The market value is based on the closing price of our common stock on December 31, 2023.

Employment Arrangements and Potential Payments upon Termination of Employment or Change in Control
We have entered into agreements with each of our NEOs in connection with his or her employment with us. These agreements set forth the terms and conditions of employment of each NEO, including base salary, target bonus and standard employee benefit plan participation. The following summaries of the compensation arrangements do not purport to be complete and are qualified in their entirety by reference to each agreement.
David Domzalski, President and Chief Executive Officer
The terms of Mr. Domzalski’s employment are governed by his Offer Letter, dated as of March 25, 2020. Mr. Domzalski’s annual base salary is currently $637,560. Mr. Domzalski is also eligible to receive an annual cash target bonus of 60% of his base salary, up to the maximum bonus opportunity allowable under the applicable annual bonus plan or program in effect from time to time (such maximum bonus opportunity currently being 200% of the target bonus), subject to the achievement of Company performance criteria determined by the Board or the Compensation Committee.
Mr. Domzalski’s Offer Letter provides that if Mr. Domzalski’s employment is terminated by us without Cause or he resigns for Good Reason (each as defined below), then, subject to his execution and non-revocation of a release of claims, Mr. Domzalski will be entitled to receive (i) a severance payment equal to 100% of his annual base salary then in effect, (ii) payment of COBRA premiums for healthcare plan continuation at active employee rates for 12 months following the date of termination and (iii) full accelerated vesting of all of outstanding and unvested stock options and restricted stock units on the date of termination, with such stock options remaining exercisable for 90 days following the date of termination.
If Mr. Domzalski’s employment is terminated by us without Cause or he resigns for Good Reason, in each case, within 12 months following a Change in Control (as defined in the 2019 Plan), then, subject to his execution and non-revocation of a release of claims, Mr. Domzalski will be entitled to receive (i) a severance payment equal to 1.5 times the sum of his base salary and target bonus for the year of termination, (ii) a prorated target annual bonus payment for the year of termination, (iii) payment of COBRA premiums for healthcare plan continuation at active employee rates for 18 months following the date of termination and (iv) full accelerated vesting of all of outstanding and unvested stock options and restricted stock units on the date of termination, with such stock options remaining exercisable for 90 days following the date of termination.
For purposes of Mr. Domzalski’s Offer Letter:
“Cause” means (1) the executive’s commission of an act of fraud or dishonesty in the course of his employment; (2) his indictment, conviction or entering of a plea of nolo contendere for a crime constituting a felony; (3) his gross negligence or willful misconduct in connection with his employment; (4) his willful and continued failure to substantially perform his duties; (5) his breach of any of the restrictive covenants; or (6) a material breach of this agreement or any other agreement, plan or arrangement by and between Mr. Domzalski and us or any of our subsidiaries and affiliates or any of our policies or those of our subsidiaries and affiliates by Mr. Domzalski.
“Good Reason” means (i) a material diminution in his base salary or target bonus (provided that failure to earn a bonus equal to or in excess of the target bonus by reason of failure to achieve applicable performance goals shall not be deemed Good Reason); (ii) a material diminution of his position, responsibilities, duties or authorities from those in effect as of the effective date; (iii) any change in reporting structure such that he is required to report to someone other than the Board; (iv) any material breach by us of our obligations under the Offer Letter; or (v) a change in his primary work location that increases his commute by more than 50 miles, in each case subject to certain notice and cure periods.
We must provide Mr. Domzalski with 30 days’ notice prior to a termination without Cause, and he must provide us with 30 days’ notice prior to any resignation for Good Reason.
Iain Stuart, Chief Scientific Officer
The terms of Dr. Stuart’s employment are governed by his Offer Letter, dated as of March 7, 2022. Dr. Stuart’s annual base salary is currently $455,555. Dr. Stuart is also eligible to receive an annual target bonus of 40% of his annual base salary, up to the maximum bonus opportunity allowable under the applicable annual bonus plan or program in effect from time to time (such maximum bonus opportunity currently being 200% of the target bonus). His eligibility for such annual target bonus, and the amount of such annual target bonus, is subject to the achievement of corporate performance goals and his achievement of individual performance targets and milestone criteria, as determined by the Chief Executive Officer, in accordance with our bonus plan.
In the event of a termination of his employment without Cause (as defined in the 2019 Plan) or if he resigns for Good Reason, subject to Dr. Stuart’s execution of a release of claims, Dr. Stuart will receive (i) a lump sum severance payment equal to 75% of his base salary then in effect and (ii) payment of COBRA premiums for healthcare plan continuation at active employee rates for nine months following the date of termination, provided that our obligation under clause (ii) shall terminate on the earlier of (x) the date on which he enrolls in a group health plan offered by another employer and (y) the date on which he is no longer eligible for continuation coverage under COBRA.
In addition, if Dr. Stuart’s employment is terminated by us without Cause or if he terminates his employment with Good Reason within the twelve month period after a Change of Control, he will be entitled to receive a change of control payment equal to (i) one times the sum of his then current base salary plus his target bonus, (ii) his pro rata target bonus for the year of termination, and (iii) payment of COBRA premiums for healthcare plan continuation at active employee rates for 12 months following the date of termination, provided that our obligation under clause (iii) shall terminate on the earlier of (x) the date on which he enrolls in a group health plan offered by another employer and (y) the date on which he is no longer eligible for continuation coverage under COBRA. In addition, in the event of such a termination, all of Dr. Stuart’s unvested stock options and restricted stock units will become fully vested.
For purposes of Dr. Stuart’s Offer Letter, “Good Reason” means: (i) a material reduction in his base salary; (ii) a material reduction in his target annual bonus opportunity; (iii) a relocation of his principal place of employment by more than 25 miles provided that such relocation increases his daily commute; or (iv) an adverse change in his position, including title, reporting relationship(s), authority, duties or responsibilities, in each case subject to certain notice and cure periods.
We must provide Dr. Stuart with 30 days’ notice prior to a termination without Cause, and he must provide us with 30 days’ notice prior to any resignation for Good Reason.
Dr. Stuart’s Offer Letter also contains customary confidentiality, non-competition and non-solicitation covenants.

Mutya Harsch, Chief Legal Officer, General Counsel and Secretary
The terms of Ms. Harsch’s employment are governed by her Offer Letter, dated as of April 7, 2021. Ms. Harsch’s annual base salary is currently $443,280. Ms. Harsch is also eligible to receive an annual target bonus of 40% of her annual base salary, up to the maximum bonus opportunity allowable under the applicable annual bonus plan or program in effect from time to time (such maximum bonus opportunity currently being 200% of the target bonus). Her eligibility for such annual target bonus, and the amount of such annual target bonus, is subject to the achievement of corporate performance goals and her achievement of individual performance targets and milestone criteria, as determined by the Chief Executive Officer, in accordance with our bonus plan.
The Offer Letter provides that, in the event of a termination of her employment without Cause (as defined in the 2019 Plan), subject to Ms. Harsch’s execution of a release of claims, Ms. Harsch will receive (i) a lump sum severance payment equal to 75% of her base salary then in effect and (ii) payment of COBRA premiums for healthcare plan continuation at active employee rates for nine months following the date of termination, provided that our obligation under clause (ii) shall terminate on the earlier of (x) the date on which she enrolls in a group health plan offered by another employer and (y) the date on which she is no longer eligible for continuation coverage under COBRA.
In addition, if Ms. Harsch’s employment is terminated by us without Cause or she terminates her employment with Good Reason within the twelve month period after a Change of Control (as defined in the 2019 Plan), she will be entitled to receive a change of control payment equal to (i) one times the sum of her then current base salary plus her target bonus, (ii) her pro rata target bonus for the year of termination, and (iii) payment of COBRA premiums for healthcare plan continuation at active employee rates for 12 months following the date of termination, provided that our obligation under clause (iii) shall terminate on the earlier of (x) the date on which she enrolls in a group health plan offered by another employer and (y) the date on which she is no longer eligible for continuation coverage under COBRA. In addition, in the event of such a termination, all of Ms. Harsch’s unvested stock options and restricted stock units will become fully vested.
For purposes of Ms. Harsch’s Offer Letter, “Good Reason” means: (i) a material reduction in her base salary; (ii) a material reduction in her target annual bonus opportunity; (iii) a relocation of her principal place of employment by more than twenty-five (25) miles provided that such relocation increases her daily commute; or (iv) an adverse change in her position, including title, reporting relationship(s), authority, duties or responsibilities, in each case subject to certain notice and cure periods.
We must provide Ms. Harsch with 30 days’ notice prior to a termination without Cause, and she must provide us with 30 days’ notice prior to any resignation for Good Reason.
Ms. Harsch’s Offer Letter also contains customary confidentiality, non-competition and non-solicitation covenants.
Clawback Policies
In May 2021, the Board adopted a compensation clawback policy with respect to compensation paid to our executive officers. Under the terms of the policy, compensation can be recovered for a financial restatement or materially inaccurate performance calculation. In this case, we may seek recoupment of short and long-term cash or equity incentive compensation (including time- and performance-based awards) awarded after the effective date of the policy. In addition, compensation may be recovered for willful misconduct or gross negligence that results in material adverse reputational or economic impact on us. In this case, we may seek recoupment of 100% of incentive compensation for “Cause” and if no “Cause,” recoupment is based on the impact of the triggering event, if quantifiable at the Compensation Committee’s discretion. In addition, in November 2023 we adopted an additional clawback policy as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and related stock exchange listing standards. The policy adopted in November 2023 is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2023.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the SEC-defined “compensation actually paid” (“CAP”) to our NEOs and certain of our financial performance metrics during the fiscal years listed below. For purposes of this discussion, our CEO is also referred to as our principal executive officer or “PEO” and our other NEOs are referred to as our “Non-PEO NEOs”:
Fiscal Year	Summary Compensation Table Total for PEO(1)(2)	Compensation Actually Paid to PEO(1)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs(1)(3)	Value of an initial $100 Investment: Total Shareholder Return(4)	Net Loss ($ Millions)(5)
2023	$2,716,350	$2,633,120	$1,145,518	$1,118,194	$12.69	$(28.5)
2022	$1,293,464	$174,446	$654,168	$417,856	$14.71	$(23.2)

(1)
NEOs included in these columns reflect the following individuals:

Year	PEO	Non-PEO NEOs
2023	David Domzalski	Iain Stuart, Mutya Harsch
2022	David Domzalski	Iain Stuart, Mutya Harsch

(2)
Amounts reflect the total amount of compensation reported for our PEO and the average total compensation reported for our Non-PEO NEOs in the “Total” column of the Summary Compensation Table for each corresponding year. Refer to “Executive Compensation — Summary Compensation Table.”

(3)
Amounts reflect the amount of CAP to our PEO and the average amount of CAP to our Non-PEO NEOs, respectively, calculated based on the requirements and methodology set forth in Item 402(v) of Regulation S-K. The CAP calculation includes the end-of-year value of awards granted within the fiscal year, the change in fair value from prior year end of vested awards and the change in the fair value of unvested awards granted in prior years, regardless of if, when, or at which intrinsic value they will actually vest. To calculate CAP, the following amounts were deducted from and added to the total compensation number shown in the Summary Compensation Table:

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for PEO	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)
Summary Compensation Table Total	$2,716,350	$1,293,464
(Minus): Grant Date Fair Value of Equity Awards Granted in the Fiscal Year	$(1,109,250)	$(318,548)
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	$967,455	$74,985
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	$10	$(615,767)
Plus: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	$0	$0
Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	$58,555	$(259,688)
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	$0	$0
Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	$0	$0
Compensation Actually Paid	$2,633,120	$174,446

Reconciliation of Average Summary Compensation Table Total to Average Compensation Actually Paid for Non-PEO NEOs	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)
Summary Compensation Table Total	$1,145,518	$654,168
(Minus): Grant Date Fair Value of Equity Awards Granted in the Fiscal Year	$(308,125)	$(76,500)
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	$268,738	$18,005
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	$(86)	$(122,779)
Plus: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	$0	$0
Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	$12,149	$(55,037)
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	$0	$0
Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	$0	$0
Compensation Actually Paid	$1,118,194	$417,856
For purposes of the above adjustments, the fair value of equity awards on the applicable date were determined in accordance with FASB ASC Topic 718, using valuation methodologies that are generally consistent with those used to determine the grant-date fair value for accounting purposes.
The table below contains ranges of assumptions used in the valuation of outstanding equity awards for the relevant fiscal year(s). For more information, please see the notes to our financial statements in our Annual Report on Form 10-K and the footnotes to the Summary Compensation Table of this Proxy Statement.
	Fiscal Year 2023	Fiscal Year 2022
Restricted Stock Units
Stock Price	$2.33 – $4.10	$2.70 – $11.70
Stock Options
Expected Term	5.8 – 9.0 years	5.9 – 9.2 years
Strike Price	$2.70 – $161.28	$10.98 – $254.16
Expected Volatility	99.7% – 105.1%	71.8% – 76.2%
Dividend Yield	0.0%	0.0%
Risk-Free Interest Rate	3.4% – 4.5%	2.3% – 3.9%

(4)
Total Shareholder Return (“TSR”) represents the cumulative return on a fixed investment of $100 in the Company’s common stock, for the period beginning on the last trading day of fiscal year 2021 through the end of the applicable fiscal year.

(5)
The dollar amounts reported represent the net loss reflected in the Company’s audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table
Relationship between CAP vs. Cumulative TSR of Company
The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s TSR over the two years presented in the table:
Relationship between CAP vs. Net Loss
The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s net loss over the two years presented in the table:
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate such information by reference.

DIRECTOR COMPENSATION
Non-Employee Director Compensation Policy
Set forth below is a summary of our non-employee director compensation policy.
Initial Equity Grants.   Each non-employee director who joins the Board will receive, upon appointment, options to purchase shares of our common stock representing two times the annual grant described below. The options will vest and become exercisable as to one-third of the shares on each of the first three anniversaries of the date of grant, subject to the director’s continued service through each applicable vesting date.
Annual Grant.   Each non-executive director who has served as a director on our Board for at least six months will be granted options to purchase an amount of shares of our common stock representing 0.046% of the shares outstanding (inclusive of pre-funded warrants) on the date of our annual meeting of stockholders. The options vest on the one-year anniversary of the date of grant.
The exercise price per share of each option granted as described above will be equal to the per share fair market value of our stock on the date of grant. Each such option will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the non-employee director’s service with us. In the event of a change of control transaction, any unvested portion of an equity award granted under this policy will fully vest and become exercisable immediately prior to the effective date of such transaction, subject to the non-employee director’s continuous service with us on the effective date of such transaction.
Annual Cash Retainers.   Each of our non-employee directors receives an annual cash retainer of $40,000, payable quarterly in arrears, prorated based on the days served in the applicable fiscal quarter. In addition to the annual cash retainer, each of our non-employee directors receives fees for their service as a member or chair of a committee of our Board as set forth in the table below:
Additional annual retainer fees for service as a member or chair of the following committees (with chair fees inclusive of fees for service as a member)	Member	Chair
Audit Committee	$10,000	$20,000
Compensation Committee	$7,500	$15,000
Nominating and Corporate Governance Committee	$5,000	$10,000
In addition, if a non-employee director is appointed to serve in a leadership position on the Board, such non-employee director will be entitled to receive additional annual cash compensation of $40,000 for service as non-employee chair of the Board or $25,000 for service as lead independent director.
We also reimburse all of our non-employee directors for their reasonable and customary business expenses incurred in connection with their service as a director.
None of our non-employee directors may receive cash and equity-based compensation (calculated based on grant date fair value) exceeding, in the aggregate, $750,000 in any calendar year.
One-Time Option Grant
On January 1, 2024, our Compensation Committee granted each non-executive director (except for Ms. Borowski) a one-time option grant for 20,000 shares of our common stock, which will vest on January 1, 2025, subject to each director’s continuous service through such date. The Compensation Committee granted these one-time awards following consultation with the Company’s independent compensation consultant, taking into consideration that all equity awards for directors were significantly underwater and that in light of the Company’s recent financing (among other things), director stock ownership levels, based on the total shares outstanding inclusive of shares underlying pre-funded warrants, were well below the target levels for the Company’s peer companies.

Director Compensation Table
The following table sets forth information for the fiscal year ended December 31, 2023 regarding the compensation awarded to, earned by or paid to our non-executive directors.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total Compensation ($)
Sharon Barbari	72,500	43,600	116,100
Steven Basta	40,000	43,600	83,600
Anthony Bruno	57,500	43,600	101,100
Patrick LePore	80,000	43,600	123,600
Elisabeth Sandoval Little	65,000	43,600	108,600

(1)
Represent the grant date fair value of stock options granted as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value are set forth in Note 13 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

(2)
Each of our non-employee directors was granted an option to purchase 20,000 shares of our common stock on December 13, 2023 at an exercise price of $2.70.

As of December 31, 2023, our non-employee directors held the following equity awards:
Name	Shares Underlying Outstanding Options
Sharon Barbari	23,407
Steven Basta	34,285
Anthony Bruno	23,213
Patrick LePore	22,901
Elisabeth Sandoval Little	23,837

PROPOSAL NO. 5
APPROVAL OF AN AMENDMENT TO THE 2023 EQUITY INCENTIVE PLAN
Overview
We are asking our stockholders to approve an amendment (the “Amendment”) to the VYNE Therapeutics Inc. 2023 Equity Incentive Plan (the “2023 Plan”) to (i) increase the number of shares of our common stock available for issuance thereunder by 1,520,000 shares to a total of 1,651,907 shares (consisting of the 131,907 shares remaining available for future grants prior to the Amendment plus the additional 1,520,000 shares being requested by the Amendment), less any shares granted under the 2023 Plan after November 6, 2024 and prior to the date of the Annual Meeting, (ii) eliminate “liberal” share recycling with respect to awards of share options and share appreciation rights, and (iii) increase the limit on shares that may be issued pursuant to the exercise of incentive share options under the 2023 Plan by 1,520,000 shares to a total of 3,619,856 shares. As of November 6, 2024, 131,907 shares remained available for future grants under the 2023 Plan, and outstanding were stock options to purchase 1,468,185 shares with a weighted average exercise price of $21.59 and a weighted average remaining term of 8.73 years and full value awards for 859,269 shares. Our Compensation Committee and our Board believe that this Amendment is necessary to ensure that the Company has a sufficient reserve of shares available to attract and retain the services of key individuals essential to the Company’s long-term growth and success. Other than the increase to the share reserve, the elimination of “liberal” share recycling for awards of share options and share appreciation rights, and the increase to the incentive share option limit, no other changes to the 2023 Plan are proposed. A copy of the Amendment is attached to this Proxy Statement as Appendix A, and the discussion in this proposal is qualified in its entirety by the full text of the Amendment.
Upon the recommendation of the Compensation Committee, the Board approved, subject to stockholder approval at the Annual Meeting, the Amendment on November 6, 2024. Currently, the 2023 Plan provides that the maximum number of shares available for issuance pursuant to awards issued thereunder is 2,099,856 shares of our common stock. As of November 6, 2024 we have 131,907 shares available for future grants under the 2023 Plan. If the stockholders do not approve the Amendment, the Amendment will not become effective, the 2023 Plan will continue in effect (without giving effect to the Amendment), and we will be subject to the current share limit set forth in the 2023 Plan.
In adopting the Amendment, the Board considered a number of factors in addition to the recommendation of the Compensation Committee, such as:
•
the number of shares available for issuance under the 2023 Plan, both currently and after giving effect to the Amendment;

•
the Company’s desire to have sufficient capacity under the 2023 Plan to grant equity awards to meet its compensation and retention goals (noting that future circumstances, grant practices and other conditions, which we cannot predict at this time, may result in a different outcome); and

•
the Company’s burn rate, dilution and overhang (described below).

Burn Rate
The following table provides detailed information regarding the activity related to all equity incentive plans for fiscal years 2021, 2022 and 2023.
	Fiscal Year
	2023	2022	2021
Total number of shares subject to stock options granted under all plans	535,000	48,861	93,689
Total number of shares subject to time-based full value awards granted under all plans	435,000	40,339	53,934
Total number of shares subject to performance-based full value awards earned under all plans	—	—	—

	Fiscal Year
	2023	2022	2021
Weighted-average number of shares outstanding	10,273,000	3,186,361	2,859,403
Gross Burn Rate(1)	9.4%	2.8%	5.2%

(1)
Calculated as follows: total options and shares of restricted stock units granted by the Company divided by the Company’s weighted-average total shares of our common stock outstanding.

Overhang
As noted above, as of November 6, 2024, 131,907 shares remained available for future grants under the 2023 Plan. In addition, the Board on November 6, 2024 amended our 2024 Inducement Plan (“Inducement Plan”) to reduce the number of shares available for future grants thereunder from 370,000 shares to 1 share. Shares from the Inducement Plan may only be awarded to new employees as an inducement material to their hiring, per Nasdaq rules. Collectively, the 131,908 shares available in the aggregate for future grants under the 2023 Plan and the Inducement Plan represent approximately 0.7% of our fully diluted shares of our common stock outstanding (our “overhang percentage”), based on 14,751,433 shares outstanding as of November 6, 2024. If our stockholders approve the Amendment, the 1,520,000 additional shares proposed to be reserved for issuance under the 2023 Plan would increase our overhang percentage to approximately 8.8%. The following table provides details on shares available and outstanding as of November 6, 2024, under all equity plans. The 2023 Plan and the Inducement Plan are the only active plans under which the Company can currently grant equity awards.
As of November 6, 2024
Total number of shares subject to all outstanding stock options	1,468,185
Weighted-average exercise price of outstanding stock options	$21.59
Weighted-average remaining term of all outstanding stock options	8.73
Total number of shares subject to all outstanding full value awards	859,269
Total number of shares outstanding	14,751,433
Per-share closing price of common stock as reported on Nasdaq Global Select Market	$3.13
Based on its review of the considerations noted above, the Compensation Committee determined that the proposed share increase to the 2023 Plan is necessary to retain equity compensation as an important recruiting and retention tool, and the Compensation Committee determined in light of these factors, among others, that it was appropriate to recommend approval of the Amendment to the Board and submission to the stockholders for approval. The Board, following the recommendation of the Compensation Committee, approved the Amendment, subject to stockholder approval at the Annual Meeting.
Key Features of the 2023 Plan
As proposed to be amended by the Amendment, the 2023 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices:
•
No “evergreen” provision for additional shares.   The 2023 Plan does not contain an annual “evergreen” provision. Therefore, the share reserve will not increase automatically on an annual basis.

•
No “liberal” share recycling for appreciation awards.   As proposed to be amended by the Amendment, the 2023 Plan would provide that the following shares of our common stock will not become available again for issuance thereunder: (i) shares that are reacquired or withheld (or not issued) by us to satisfy the exercise or strike price of share options and share appreciation rights; (ii) shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a share option or share appreciation right; (iii) shares repurchased by us on the open market with the proceeds of the exercise or strike price of a share option or share appreciation right; and (iv) the gross number of shares subject to a share appreciation right that is exercised and is settled in shares.

•
Repricing is not allowed without stockholder approval.   The 2023 Plan expressly prohibits the repricing of outstanding share options and share appreciation rights and the cancellation of any outstanding share options or share appreciation rights that have an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other share awards under the 2023 Plan without prior stockholder approval.

•
No discounted share options or share appreciation rights.   All share options and share appreciation rights granted under the 2023 Plan must have an exercise price equal to or greater than the fair market value of our common stock on the date the share option or share appreciation right is granted.

•
Vesting restrictions.   Equity-based awards are subject to a one-year minimum vesting requirement, subject to limited exceptions as described below and in the 2023 Plan, including an exception for up to 5% of the shares available for grant under the 2023 Plan.

•
Limit on non-employee director compensation.   The 2023 Plan contains an annual limit on non-employee director compensation.

•
Awards subject to forfeiture/clawback.   All Awards (including time- and performance-based awards) granted under the 2023 Plan will be subject to recoupment in accordance with the Company’s current clawback policies, as they may be amended from time to time (and which is described in more detail elsewhere in this Proxy Statement), including the clawback policy that we adopted in November 2023 as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and related stock exchange listing standards. In addition, the Board may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

•
No liberal change in control definition.   The change in control definition in the 2023 Plan is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the 2023 Plan to be triggered.

•
Restrictions on dividends.   The 2023 Plan provides that (i) no dividends or dividend equivalents may be paid with respect to shares covered by stock options or stock appreciation rights, (ii) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to an award before the date such shares have vested, and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions).

Description of the Amended 2023 Plan
The material features of the 2023 Plan, as amended by the Amendment, are outlined below. This summary is qualified in its entirety by reference to the full text of the Amendment, which is attached to this Proxy Statement as Appendix A, and the full text of the 2023 Plan, which is incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement filed with the SEC on November 13, 2023.
Effectiveness
The Amendment will become effective upon approval by the stockholders. If the stockholders do not approve the Amendment, the 2023 Plan will continue in effect without giving effect to the Amendment.
Purpose
The 2023 Plan is designed to secure and retain the services of our employees, directors and consultants, provide incentives for our employees, directors and consultants to exert maximum efforts for the success of the Company and its affiliates, and provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock.
Types of Awards
The 2023 Plan provides for the grant of incentive share options, nonstatutory share options, share appreciation rights, restricted share awards, restricted share unit awards, performance share awards, performance cash awards, and other share awards.

Shares Available for Awards
The number of shares of common stock originally authorized for issuance under the 2023 Plan (which was approved by the Board on November 8, 2023 and by our stockholders as of December 13, 2023) was equal to 2,099,856 shares. 131,907 shares remain available for future grants under the 2023 Plan as of November 6, 2024 (the “Share Reserve”). If stockholders approve the Amendment, the Share Reserve will be increased by 1,520,000 shares, less any shares granted under the 2023 Plan after November 6, 2024 and prior to the date of the Annual Meeting.
Since the adoption of the 2023 Plan on December 13, 2023, no future awards could be granted under the 2019 Equity Incentive Plan, the 2018 Omnibus Incentive Plan, the Foamix Pharmaceuticals Ltd. 2015 Israeli Share Incentive Plan, the Tigercat Pharma, Inc. 2011 Stock Incentive Plan, or the Foamix Pharmaceuticals Ltd. 2009 Israeli Share Incentive Plan (collectively, the “Prior Plans”). However, any shares subject to outstanding share awards granted under the Prior Plans that (i) expire or terminate for any reason prior to exercise or settlement; or (ii) are forfeited because of the failure to meet a contingency or condition required to vest such shares and that would, in either case, have returned to the share reserve under the Prior Plans pursuant to the terms of the Prior Plans (such Shares, the “Returning Shares”) will immediately be added to the Share Reserve if and when such shares become Returning Shares.
The following shares will become available again for issuance under the 2023 Plan: (A) any shares subject to a share award that are not issued because such share award or any portion thereof expires or otherwise terminates without all of the shares covered by such share award having been issued; (B) any shares issued pursuant to a share award that are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares; and (C) any shares that are reacquired or withheld (or not issued) by or otherwise tendered or remitted to us to satisfy a tax withholding obligation in connection with a Full-Value Award (as defined below) granted under the 2023 Plan or under a Prior Plan. For purposes of the 2023 Plan, a “Full-Value Award” means a share award granted under the 2023 Plan or a Prior Plan that is not an Appreciation Award (as defined below).
The following shares will not become available again for issuance under the 2023 Plan: (A) any shares that are reacquired or withheld (not issued) by us to satisfy the exercise or strike price of any Appreciation Award granted under the 2023 Plan or a Prior Plan, including any shares subject to such an award that are not delivered because the award is exercised through a reduction of shares subject to such award (i.e., “net exercised”); (B) any shares that are reacquired or withheld (or not issued) by or otherwise tendered or remitted to us to satisfy a tax withholding obligation in connection with any Appreciation Award granted under the 2023 Plan or a Prior Plan; (C) any shares repurchased by us on the open market with the proceeds of the exercise or strike price of any Appreciation Award granted under the 2023 Plan or a Prior Plan; and (D) the gross number of shares of common stock subject to a share appreciation right under the 2023 Plan or a Prior Plan, in either case, that is exercised and settled in shares of common stock. For purposes of the 2023 Plan, an “Appreciation Award” means any share option or share appreciation right granted under the 2023 Plan or a Prior Plan.
Eligibility
All of our (including our affiliates’) employees, consultants and non-employee directors are eligible to participate in the 2023 Plan and may receive all types of awards other than incentive share options. Incentive share options may be granted under the 2023 Plan only to our (including our affiliates’) employees.
As of November 6, 2024, we (including our affiliates) had 13 employees, eight consultants and six non-employee directors.
Non-Employee Director Compensation Limit
The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any fiscal year, including Awards granted and cash fees paid by the Company to such Non-Employee Director for his or her service as a Non-Employee Director, will not exceed (i) $750,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such fiscal year, $1,000,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later.
Administration
The 2023 Plan will be administered by our Board, which may in turn delegate authority to administer the 2023 Plan to a committee. Our Board has delegated concurrent authority to administer the 2023 Plan to our Compensation Committee. Our Board and Compensation Committee are each considered to be a Plan Administrator.
Subject to the terms of the 2023 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to or the cash value of awards, and the terms and conditions of awards granted under the 2023 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a share award and the exercise or strike price of share options and share appreciation rights granted under the 2023 Plan.
Repricing; Cancellation and Re-Grant of Share Awards
Under the 2023 Plan, the Plan Administrator does not have the authority to reprice any outstanding share option or share appreciation right by reducing the exercise or strike price of the share option or share appreciation right or to cancel any outstanding share option or share appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other share awards without obtaining the approval of our stockholders. Such approval must be obtained within 12 months prior to such an event.
Dividends and Dividend Equivalents
The 2023 Plan provides that dividends or dividend equivalents may be paid or credited with respect to any shares of our common stock subject to an award (other than a stock option or stock appreciation right), as determined by the Plan Administrator and contained in the applicable award agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested, and (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions). The 2023 Plan provides that dividends and dividend equivalents may not be paid or credited with respect to shares covered by stock options or stock appreciation rights.
Share Options
Share options may be granted under the 2023 Plan pursuant to share option agreements. The 2023 Plan permits the grant of share options that are intended to qualify as incentive share options, or ISOs, and nonstatutory share options, or NSOs.
The exercise price of a share option granted under the 2023 Plan may not be less than 100% of the fair market value of our common stock on the date of grant and, in some cases (see “Limitations on Incentive Share options” below), may not be less than 110% of such fair market value.
The term of share options granted under the 2023 Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Share options” below), may not exceed five years. Except as otherwise provided in a participant’s share option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to herein as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested share options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s share option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested share options for up to 12 months following the participant’s termination due to the participant’s disability or death. Except as explicitly provided otherwise in a participant’s share option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the 2023 Plan), all share options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any share option from and after such termination date. The term of a share option may be extended if the exercise of the share option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or, unless otherwise provided in a participant’s share option agreement, if the sale of any common stock received upon exercise of the share option following the participant’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a share option be exercised after its original expiration date.
Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a share option under the 2023 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.
The Plan Administrator may impose limitations on the transferability of share options granted under the 2023 Plan in its discretion. Generally, a participant may not transfer a share option granted under the 2023 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a share option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the share option following the participant’s death. Notwithstanding the foregoing, no option may be transferred to a third-party financial institution.
Limitations on Incentive Share Options
The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The share options or portions of share options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:
•
the exercise price of the ISO must be at least 110% of the fair market value of our common stock on the date of grant; and

•
the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the 2023 Plan, as amended, is 3,619,856 shares.
Share Appreciation Rights
Share appreciation rights may be granted under the 2023 Plan pursuant to share appreciation right agreements. Each share appreciation right is denominated in common stock share equivalents. The strike price of each share appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of our common stock on the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of share appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a share appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the share appreciation right agreement.

Share appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as share options under the 2023 Plan.
Restricted Share Awards
Restricted share awards may be granted under the 2023 Plan pursuant to restricted share award agreements. A restricted share award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted share award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted share award may be transferred only upon such terms and conditions as are set forth in the restricted share award agreement. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted share awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.
Restricted Share Unit Awards
Restricted share unit awards may be granted under the 2023 Plan pursuant to restricted share unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted share unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted share unit award agreement. Restricted share unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Except as otherwise provided in a participant’s restricted share unit award agreement or other written agreement with us or one of our affiliates, restricted share units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.
Performance Awards
A performance share award is a share award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance share award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator. In addition, to the extent permitted by applicable law and the performance share award agreement, the Plan Administrator may determine that cash may be used in payment of performance share awards.
A performance cash award is a cash award that is payable contingent upon the attainment of pre- determined performance goals during a performance period. A performance cash award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator. The Plan Administrator may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have the option for his or her performance cash award to be paid in cash or other property.
In addition, the Plan Administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.
Other Share Awards
Other forms of share awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other share awards under the 2023 Plan. Subject to the terms of the 2023 Plan, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other share awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other share awards.
Clawback Policy
All awards (time- and performance-based) granted under the 2023 Plan will be subject to recoupment in accordance with the Company’s current clawback policies, as they may be amended from time to time (and which are further described elsewhere in this Proxy Statement), including the clawback policy that we adopted in November 2023 as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and related stock exchange listing standards. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.
Changes to Capital Structure
In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2023 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and price per share of stock subject to outstanding share awards.
Corporate Transaction and Change in Control
The following provisions will apply to outstanding awards under the 2023 Plan in the event of a corporate transaction (as defined in the 2023 Plan) or a change in control (as defined in the 2023 Plan) unless otherwise provided in the instrument evidencing the award, in any other written agreement between us or one of our affiliates and the participant, or in our director compensation policy. For purposes of the foregoing, the term “Transaction” will mean such corporate transaction or change in control.
In the event of a Transaction, any surviving or acquiring corporation (or its parent company) may assume or continue any or all outstanding awards under the 2023 Plan, or may substitute similar stock awards for such outstanding awards (including, but not limited to, awards to acquire the same consideration paid to our stockholders pursuant to the Transaction), and any reacquisition or repurchase rights held by us in respect of shares issued pursuant to any outstanding awards under the 2023 Plan may be assigned by us to the surviving or acquiring corporation (or its parent company).
In the event of a Transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards under the 2023 Plan, or substitute similar stock awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the effective time of the Transaction, the vesting (and exercisability, if applicable) of such awards will be accelerated in full (and with respect to any such awards that are subject to performance-based vesting conditions or requirements, vesting will be deemed to be satisfied at the target level of performance to a date prior to the effective time of the Transaction (contingent upon the closing or completion of the Transaction) as the plan administrator will determine, and such awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the plan administrator, and any reacquisition or repurchase rights held by us with respect to such awards will lapse (contingent upon the closing or completion of the corporate transaction).
In the event of a Transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards under the 2023 Plan, or substitute similar stock awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by participants other than those described in the prior paragraph, such awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction; provided, however, that any reacquisition or repurchase rights held by us with respect to such awards will not terminate and may continue to be exercised notwithstanding the Transaction.
In the event any outstanding award under the 2023 Plan held by a participant will terminate if not exercised prior to the effective time of a Transaction, the plan administrator may provide that the participant may not exercise such award but instead will receive a payment, in such form as may be determined by the plan administrator, equal in value to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of such award immediately prior to the effective time of the Transaction, over (ii) any exercise price payable by the participant in connection with such exercise.
Plan Amendments and Termination
The Board (or a committee of one or more directors delegated by the Board) may amend or terminate the 2023 Plan at any time. However, except as otherwise provided in the 2023 Plan or an award agreement, no amendment of the 2023 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s written consent. We will obtain stockholder approval of any amendment to the 2023 Plan as required by applicable law and listing requirements. No incentive share options may be granted under the 2023 Plan after November 8, 2033.
U.S. Federal Income Tax Consequences
The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2023 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under the 2023 Plan. The 2023 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.
Nonstatutory Share Options
Generally, there is no taxation upon the grant of an NSO if the share option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the share option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the share option, and the participant’s capital gain holding period for those shares will begin on that date.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.
Incentive Share Options
The 2023 Plan provides for the grant of share options that are intended to qualify as “incentive share options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the share option was granted and more than one year from the date the share option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.
If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the share option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the share option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the share option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the share option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the share option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the share option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the share option is exercised.
We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.
Restricted Share Awards
Generally, the recipient of a restricted share award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the share award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted share award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted share award.
Restricted Share Unit Awards
Generally, the recipient of a restricted share unit award structured to comply with the requirements of Section 409A of the Code or an exemption to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted share unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted share unit award otherwise complies with or qualifies for an exemption to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted share unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted share unit award.
Share Appreciation Rights
Generally, if a share appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the share appreciation right.
Section 162(m) Limitations
Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Awards granted under the 2023 Plan will be subject to the deduction limit under Section 162(m) and will not be eligible to qualify for the performance-based compensation exception under Section 162(m) pursuant to the transition relief provided by the Tax Cuts and Jobs Act.
New Plan Benefits
We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, directors, and employees under the 2023 Plan, as amended by the Amendment. We do not presently have any current plans, proposals or arrangements, written or otherwise, to issue any of the available authorized shares under the 2023 Plan, as amended by the Amendment, except as set forth below with respect to non-employee directors.
Awards granted under the 2023 Plan to our non-employee directors are not subject to set benefits or amounts under the terms of the 2023 Plan itself. However, our director compensation policy provides for certain equity award grants to our non-employee directors. On and after the date of the Annual Meeting, if this Proposal 5 is approved by our stockholders, any such equity award grants will be made under the 2023 Plan, as amended by the Amendment.
If this Proposal 5 is not approved by our stockholders, we may not have a sufficient number of shares in the Share Reserve to issue awards to our non-employee directors. For additional information regarding our current compensation program for non-employee directors, please see the section of this Proxy Statement above entitled “Director Compensation.”
Plan Benefits
The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of common stock subject to awards that have been granted (even if not currently outstanding) under the 2023 Plan since its inception through November 6, 2024.
Name and Position	Number of Shares (#)
David Domzalski President and Chief Executive Officer	900,000
Iain Stuart Chief Scientific Officer	250,000
Mutya Harsch Chief Legal Officer, General Counsel and Secretary	250,000
All current executive officers as a group	1,650,000
All current directors who are not executive officers as a group	240,000

Name and Position	Number of Shares (#)
Each nominee for election as a director
David Domzalski	900,000
Patrick LePore	40,000
Each associate of any executive officers, current directors, or director nominees	—
Each other person who received or is to receive 5% of awards	—
All employees, including current officers who are not executive officers, as a group	85,000
Please also refer to “Securities Authorized for Issuance Under Equity Compensation Plans” below for further information about shares that may be issued under all of our equity compensation plans as of December 31, 2023, including the 2023 Plan.
Required Vote
“For” votes from holders of a majority of the shares present in person or represented by proxy and voting on the matter at the Annual Meeting is required to approve this Proposal 5. Abstentions and broker non- votes, if any, will have no effect.
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 5.

INFORMATION ABOUT STOCK OWNERSHIP
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following table sets forth information relating to the beneficial ownership of our common stock as of November 6, 2024, by:
•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

•
each of our directors;

•
each of our NEOs; and

•
all of our current directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after November 6, 2024 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.
The percentage of shares beneficially owned is computed on the basis of 14,751,433 shares of our common stock outstanding as of November 6, 2024. Shares of our common stock that a person has the right to acquire within 60 days after November 6, 2024 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o VYNE Therapeutics Inc., 685 Route 202/206 N., Suite 301, Bridgewater, NJ 08807.
Name of Beneficial Owner	Number of Shares Owned and Nature of Beneficial Ownership	Percent of Class
5% and Greater Stockholders:
AI Biotechnology LLC(1)	1,408,478	9.5%
Cormorant Global Healthcare Master Fund, LP(2)	1,408,478	9.5
Eventide Healthcare Innovation Fund I LP(3)	1,408,478	9.5
Citadel CEMF Investments Ltd.(4)	1,181,088	8.0
Named Executive Officers and Directors:
David Domzalski(5)	246,566	1.6
Mutya Harsch(6)	71,168	*
Iain Stuart(7)	57,439	*
Steven Basta(8)	61,735	*
Sharon Barbari(9)	44,448	*
Anthony Bruno(10)	45,088	*
Patrick LePore(11)	79,373	*
Elisabeth Sandoval Little(12)	43,837	*
Christine Borowski(13)	13,334	*
All current directors and executive officers as a group (10 persons)(14)	709,327	4.8%

*
Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)
This information has been obtained from a Schedule 13D filed on November 13, 2023 by AI Biotechnology LLC, Access Industries Holdings LLC (“AIH”), Access Industries Management, LLC (“AIM”) and Mr. Len Blavatnik. Consists of (i) 1,116,585 shares of common stock and (ii) 291,893 shares of common stock issuable upon exercise of pre-funded warrants. Such amount does not include 7,500,555 shares of common stock issuable upon exercise of pre-funded warrants because they are subject to limitations on exercisability if such exercise would result in entities affiliated with AI Biotechnology LLC beneficially owning more than 9.99% of our common stock then issued and outstanding after giving effect to such exercise. AIH directly controls all of the outstanding voting interest in AI Biotechnology LLC. AIM controls AIH. Len Blavatnik controls AIM and holds a majority of the outstanding voting interests in AIH. By virtue of the foregoing, each of Len Blavatnik, AIM and AIH may be deemed to have voting and investment power over the Shares held by AI Biotechnology LLC. The business address of each of AI Biotechnology LLC, AIM, AIH and Len Blavatnik is c/o Access Industries, Inc. 40 West 57th Street, 28th Floor, New York, NY 10019.

(2)
This information has been obtained from a Schedule 13G filed on November 13, 2023 by Cormorant Global Healthcare Master Fund, LP (“Cormorant LP”), Cormorant Global Healthcare GP, LLC (“Cormorant GP”), Cormorant Asset Management, LP (“Cormorant AM LP”) and Bihua Chen. Consists of 1,394,336 shares of common stock held by Cormorant LP and 14,142 shares of common stock issuable upon exercise of pre-funded warrants. Such amount does not include 3,046,001 shares of common stock issuable upon exercise of pre-funded warrants because they are subject to limitations on exercisability if such exercise would result in entities affiliated with Cormorant LP beneficially owning more than 9.99% of our common stock then issued and outstanding after giving effect to such exercise. Cormorant GP serves as the General Partner of Cormorant LP. Cormorant AM LP serves as the investment manager to Cormorant LP. Bihua Chen serves as the Managing Member of Cormorant GP and the General Partner of Cormorant AM LP (together with Cormorant LP, the “Cormorant Entities”). By virtue of the foregoing, each of Bihua Chen and the Cormorant Entities may be deemed to have voting and investment power over the shares held by Cormorant LP. The business address of each of Bihua Chen and the Cormorant Entities is 200 Clarendon St., 52nd Floor, Boston, Massachusetts 02116.

(3)
This information has been obtained from a Schedule 13G filed on November 13, 2023 by Eventide Asset Management, LLC (“EAM”), Finny Kuruvilla and Robin John. Consists of 1,394,336 shares of common stock held by Eventide Healthcare Innovation Fund I LP (“Eventide LP”) and 14,142 shares of common stock issuable upon exercise of pre-funded warrants. Such amount does not include 5,273,271 shares of common stock issuable upon exercise of pre-funded warrants because they are subject to limitations on exercisability if such exercise would result in entities affiliated with Eventide LP beneficially owning more than 9.99% of our common stock then issued and outstanding after giving effect to such exercise. Eventide Healthcare Innovation GP LLC (“Eventide GP”) is the General Partner of Eventide LP. EAM is the Managing Member of Eventide GP. Robin John is the chief executive officer of EAM. Finny Kuruvilla and Kyle Rasbach are members of Eventide LP’s investment committee. By virtue of the foregoing, each of Mr. John, EAM and Eventide GP may be deemed to have, and Mr. Kuruvilla and Mr. Rasbach may be deemed to share, voting and investment power over the Shares held by Eventide LP. The business address of each of Eventide LP, Eventide GP, EAM, Mr. John, Mr. Kuruvilla and Mr. Rasbach is Eventide Healthcare Innovation Fund I LP c/o Eventide Asset Management, LLC, 1 International Place, Suite 4210, Boston, MA 02110.

(4)
This information has been obtained from a Schedule 13G/A filed on February 14, 2024 by Citadel Advisors LLC (“Citadel Advisors”), Citadel Advisors Holdings LP (“CAH”), Citadel GP LLC (“CGP”), Citadel Securities LLC (“Citadel Securities”), Citadel Securities Group LP, Citadel Securities GP LLC and Mr. Kenneth Griffin. Consists of 1,181,088 shares of common stock held by Citadel CEMF Investments Ltd. (“CCIL”) and Citadel Securities. Citadel Advisors is the portfolio manager of CCIL. CAH is the sole member of Citadel Advisors. CGP is the General Partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote and/or shared power to dispose of the securities held by CCIL. This disclosure shall not be construed as an admission that Mr. Griffin or any of the Citadel related entities listed above is the beneficial owner of any securities of the Company other than the securities actually owned by such person (if any). The business address of CCIL is c/o Citadel Enterprise Americas LLC, Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, FL 33131.

(5)
Consists of 45,138 shares of common stock and 201,428 shares of common stock underlying options and restricted stock units that have vested or will vest within 60 days of November 6, 2024.

(6)
Consists of 22,264 shares of common stock and 48,904 shares of common stock underlying options and restricted stock units that have vested or will vest within 60 days of November 6, 2024.

(7)
Consists of 8,088 shares of common stock and 49,351 shares of common stock underlying options and restricted stock units that have vested or will vest within 60 days of November 6, 2024.

(8)
Consists of (i) 2,585 shares of common stock, (ii) 3,601 shares of common stock held by The Shelter Trust under the Basta Revocable Trust (the “Shelter Trust”), (iii) 1,264 shares of common stock held by the Basta Revocable Trust dated August 4, 2017 (the “Basta Trust”), and (iv) 54,285 shares of common stock underlying options that have vested or will vest within 60 days of November 6, 2024. As the trustee of each of the Shelter Trust and the Basta Trust, Mr. Basta has voting and investment power over the shares of common stock held by each of the Shelter Trust and the Basta Trust.

(9)
Consists of 1,401 shares of common stock and 43,407 shares of common stock underlying options that have vested or will vest within 60 days of November 6, 2024.

(10)
Consists of 1,875 shares of common stock and 43,213 shares of common stock underlying options that have vested or will vest within 60 days of November 6, 2024.

(11)
Consists of 36,472 shares of common stock and 42,901 shares of common stock underlying options that have vested or will vest within 60 days of November 6, 2024.

(12)
Consists of 43,837 shares of common stock that have vested or will vest within 60 days of November 6, 2024.

(13)
Consists of 13,334 shares of common stock underlying options that have vested or will vest within 60 days of November 6, 2024.

(14)
Includes 580,937 shares of common stock underlying options or restricted stock units that have vested or will vest within 60 days of November 6, 2024.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2023.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights and vesting of RSUs(1)	Weighted-average exercise price of outstanding options, warrants and rights and weighted- average grant date price of RSUs	Number of securities remaining available for future issuance under equity compensation plans(2)
Equity compensation plans approved by security holders	1,205,516	$27.02	1,231,058
Equity compensation plans not approved by security holders	—	$—	—
Total	1,205,516	$27.02	1,231,058

(1)
Includes all amounts outstanding under the 2023 Plan and the Prior Plans. As of December 13, 2023, we may only issue equity awards pursuant to the 2023 Plan, and may no longer issue awards pursuant to any of the Prior Plans.

(2)
Includes 1,129,856 shares available for future issuance under the 2023 Plan and 101,202 shares available for future purchase under the 2019 Employee Share Purchase Plan.

ADDITIONAL INFORMATION
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
Brokers with account holders who are VYNE stockholders may be “householding” our proxy materials.
A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: 685 Route 202/206 N., Suite 301, Bridgewater, New Jersey 08807 or (3) request from the Company by calling 800-755-7936. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Form 10-K, Proxy Statement or Proxy Card to a stockholder at a shared address to which a single copy of the documents was delivered.
Other Matters
As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.
We have filed our Annual Report on Form 10-K for the year ended December 31, 2023 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a VYNE stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, as amended, including the financial statements, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Corporate Secretary, 685 Route 202/206 N., Suite 301, Bridgewater, New Jersey 08807.
By Order of the Board of Directors
David Domzalski
President and Chief Executive Officer
November 12, 2024

VYNE THERAPEUTICS INC.
FIRST AMENDMENT TO 2023 EQUITY INCENTIVE PLAN
This First Amendment (this “Amendment”) to the VYNE Therapeutics Inc. 2023 Equity Incentive Plan (as may be amended from time to time, the “Plan”) is dated as of November 6, 2024 (the “Effective Date”). Any capitalized terms that are used but not defined in this Amendment shall have the meanings given to such terms in the Plan.
WHEREAS, the Board of Directors (the “Board”) of VYNE Therapeutics Inc., a Delaware corporation (the “Company”), has adopted, and stockholders of the Company have approved, the Plan;
WHEREAS, pursuant to Section 2(b)(vi) of the Plan, the Board has the authority to amend the Plan in any respect the Board deems necessary or advisable, subject to stockholder approval if required by applicable law or listing requirements; and
WHEREAS, as of the Effective Date, subject to approval by the Company’s stockholders at the Company’s 2024 Annual Meeting and upon the recommendation of the Compensation Committee of the Board, the Board has determined that it is in the best interest of the Company and its stockholders to approve this Amendment to the Plan in order to (i) increase the number of shares of the Company’s common stock (“Shares”) reserved for issuance thereunder by 1,520,000 Shares, (ii) increase the limit on Shares that may be issued under the Plan pursuant to the exercise of incentive share options to 3,619,586 Shares, and (iii) provide that certain Shares with respect to awards of share options or share appreciation rights granted under the Plan or a Prior Plan (as defined in the Plan) will not become available for reissuance under the Plan.
NOW, THEREFORE, as of the Effective Date, subject to approval by the Company’s stockholders at the 2024 Annual Meeting, the Plan shall be amended as follows:
1.   Section 3(a) of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:
“Share Reserve.   Subject to Sections 1(a)(ii), 3(b) and 9(a), a total of 1,651,907 Shares, which number is the sum of (i) 1,520,000 new Shares, plus (ii) 131,907, the number of Shares available for grant under the 2023 Plan as of November 6, 2024, less one (1) Share for every one (1) Share granted under the 2023 Plan after November 6, 2024 and prior to December 12, 2024, shall be authorized for Awards granted under the Plan (the “Share Reserve”). The issuance of Substitute Awards will not reduce the number of Shares available for issuance under the Plan.”
2.   Section 3(b) of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:
“(b)
Reversion of Shares to the Share Reserve.

(i)   Shares Available for Subsequent Issuance.   In addition to the provisions with respect to Returning Shares in Section 1(a)(ii), the following Shares will become available again for issuance under the Plan: (A) any Shares subject to a Share Award that are not issued because such Share Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Share Award having been issued; (B) any Shares issued pursuant to a Share Award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such Shares; and (C) any Shares that are reacquired or withheld (or not issued) by or otherwise tendered or remitted to the Company to satisfy a tax withholding obligation in connection with a Full Value Award granted under the Plan or under the Prior Plans. For purposes of this Section 3(b), “Full Value Award” means any award granted under a Prior Plan or an Award, in each case, that is not an Appreciation Award (as defined below).
(ii)   Shares Not Available for Subsequent Issuance.   The following Shares will not become available again for issuance under the Plan: (A) any Shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise or strike price of any Appreciation Award granted under the Plan or the Prior Plans (including any Shares subject to such award that are not delivered because such award is exercised through a reduction of Shares subject to such award (i.e., “net exercised”)); (B) any Shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with any Appreciation Award granted under the Plan or the Prior Plans; (C) any shares repurchased by the Company on the open market with the proceeds of the exercise or strike price of any Appreciation Award granted under the Plan or the Prior Plans; and (D) the gross number of Shares subject to a Share Appreciation Right granted under the Plan or a share appreciation right granted under a Prior Plan, in either case, that is exercised and settled in Shares. For purposes of this Section 3(b), “Appreciation Award” means a share option or share appreciation right granted under a Prior Plan or an Option or Share Appreciation Right.”
3.   Section 3(c) of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:
“Incentive Share Option Limit.   Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of Shares that may be issued pursuant to the exercise of Incentive Share Options will be equal to 3,619,586.”
4.   Except as amended herein, the terms and provisions of the Plan shall remain unchanged and in full force and effect.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned officer certifies that the foregoing First Amendment of the VYNE Therapeutics Inc. 2023 Equity Incentive Plan was duly adopted by the Board of Directors of the Company.
VYNE THERAPEUTICS INC.
By:
David Domzalski, President and Chief Executive Officer

VYNE THERAPEUTICS INC.685 ROUTE 202/206 N., SUITE 301 BRIDGEWATER, NJ 08807 SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V59280-P19920KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY VYNE THERAPEUTICS INC.The Board of Directors recommends you vote FOR the following Class III director nominees:1.To elect the two nominees named herein as Class III directors to hold office until the 2027 annual meeting of stockholders or until their successors are elected. Nominees: 01)David Domzalski02)Patrick LePore ForWithholdFor AllTo withhold authority to vote for any individualAllAllExceptnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.!!! The Board of Directors recommends you vote FOR proposal 2.2.To ratify the selection by the Audit Committee of the Company's Board of Directors of Baker Tilly US, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024. The Board of Directors recommends you vote FOR proposal 3.3.To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the accompanying Proxy Statement. For Against Abstain! ! !For Against Abstain! ! ! The Board of Directors recommends you vote in favor of "One Year" for proposal 4.1 Year2 Years3 YearsAbstain4. To indicate, on an advisory basis, the frequency of future advisory votes on the compensation of the Company's named executive officers.!!!! The Board of Directors recommends you vote FOR proposal 5.5.To approve an amendment to the VYNE Therapeutics Inc. 2023 Equity Incentive Plan.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For Against Abstain! ! ! Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.V59281-P19920VYNE THERAPEUTICS INC.Annual Meeting of StockholdersDecember 12, 2024 10:00 AM Local TimeThis proxy is solicited on behalf of the Board of DirectorsThe stockholder(s) hereby appoint(s) David Domzalski, Tyler Zeronda and Mutya Harsch, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VYNE THERAPEUTICS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on December 12, 2024, at 10:00 AM local time, at our corporate offices located at 685 Route 202/206 N., Suite 301, Bridgewater, New Jersey 08807, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side